Filed pursuant to Rule 424(b)(5)

Registration No. 333-267479

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 14, 2022)

TMC THE METALS COMPANY INC.

18,961,540 Common Shares

Class A Warrants to Purchase 9,480,770 Common Shares

____________________

We are offering 18,961,540 of our common shares and accompanying Class A warrants to purchase 9,480,770 of our common shares in this offering (and the common shares issuable from time to time upon exercise of these Class A warrants). These amounts include up to an aggregate of 5,500,000 of our common shares and accompanying Class A warrants to purchase up to an aggregate of 2,750,000 of our common shares issuable upon notice to us from certain investors on or before September 15, 2023 if the closing price of our common shares on the trading day before such investor’s notice is $3.00 or less. Each common share we sell in the offering will be accompanied by a Class A warrant to purchase 0.5 common shares at an exercise price of $3.00 per share. Each common share and accompanying Class A warrant will be sold at a negotiated price of $2.00. The common shares and Class A warrants will be issued separately but can only be purchased together in this offering.

Each Class A warrant will be exercisable from and after the date of issuance. The Class A warrants will expire on December 31, 2027.

Our common shares and publicly listed warrants to purchase common shares, or the Public Warrants, are listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “TMC” And “TMCWW”, respectively. On August 11, 2023, the closing price of our common shares on the Nasdaq was $1.10 per share and the closing price for our Public Warrants was $0.1296 per warrant.

We are an “emerging growth company” and “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company”.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of certain risks you should consider before investing in our securities.

	Per Share and Accompanying Class A Warrant	Total(1)
Offering price	$2.00	$37,923,080
Proceeds to us before expenses	$2.00	$37,923,080

(1)	The total amounts include up to an aggregate of 5,500,000 of our common shares and accompanying Class A warrants to purchase up to an aggregate of 2,750,000 of our common shares issuable upon notice to us on or before September 15, 2023 if the closing price of our common shares on the trading day before such notice is $3.00 or less.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities offered by this prospectus supplement have not been qualified for distribution in Canada and may not be offered or sold in Canada.

Delivery of the securities offered hereby is expected to occur on or about August 16, 2023.(1)

(1)	See “Plan of Distribution” beginning on page S-20 for additional information about the expected delivery of securities.

The date of this prospectus supplement is August 14, 2023.

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S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus supplement describes the specific terms of this offering. The accompanying base prospectus, including the documents incorporated by reference therein, provides general information about us, some of which, such as the section therein entitled “Plan of Distribution,” may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both this prospectus supplement and the accompanying base prospectus, combined.

We urge you to carefully read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and the additional information under the headings “Information Incorporated by Reference” and “Where You Can Find More Information” before buying any of the securities being offered under this prospectus supplement. These documents contain information you should consider when making your investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent any information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on the information in this prospectus supplement. The information in this prospectus supplement will be deemed to modify or supersede the information in the accompanying base prospectus and the documents incorporated by reference therein, except for those documents incorporated by reference therein which we file with the SEC after the date of this prospectus supplement.

You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus supplement and the accompanying base prospectus or on any date subsequent to the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, the securities described in this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus supplement, unless otherwise indicated or required by the context, the terms “TMC,” “we,” “our,” “us” and the “Company” refer to TMC the metals company Inc. and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and this offering. This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement. This summary is not complete and may not contain all of the information that may be important to you and that you should consider before deciding whether or not to invest in our securities. For a more complete understanding of TMC and this offering, you should carefully read this prospectus supplement, including the information incorporated by reference into this prospectus supplement, in its entirety. Investing in our securities involves risks that are described in this prospectus supplement under the heading “Risk Factors,” under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and in our other filings with the SEC.

About TMC the metals company Inc.

We are a deep-sea minerals exploration company focused on the collection, processing and refining of polymetallic nodules found on the seafloor in international waters of the Clarion Clipperton Zone, or the CCZ, about 1,300 nautical miles (1,500 miles or 2,400 kilometers) south-west of San Diego, California. The CCZ is a geological submarine fracture zone of abyssal plains and other formations in the Eastern Pacific Ocean, with a length of around 7,240 km (4,500 miles) that spans approximately 4,500,000 square kilometers (1,700,000 square miles). Polymetallic nodules are discrete rocks that sit unattached to the seafloor, occur in significant quantities in the CCZ and have high concentrations of nickel, manganese, cobalt and copper in a single rock.

These four metals contained in the polymetallic nodules are critical for the transition to low carbon energy. Our resource definition work to date shows that nodules in our contract areas represent the world’s largest estimated undeveloped resource of critical battery metals. If we are able to collect polymetallic nodules from the seafloor on a commercial scale, we plan to use such nodules to produce three types of metal products: (i) feedstock for battery cathode precursors (nickel and cobalt sulfates, or intermediary nickel-copper-cobalt matte or nickel-copper-cobalt alloy) for electric vehicles, or EV, and renewable energy storage markets, (ii) copper cathode for EV wiring, clean energy transmission and other applications, and (iii) manganese silicate for manganese alloy production required for steel production. Our mission is to build a carefully managed, shared stock of metal, or metal commons, that can be used, recovered and reused for generations to come. Significant quantities of newly mined metal are required because existing metal stocks are insufficient to meet rapidly rising demand.

Exploration and exploitation of seabed minerals in international waters is regulated by the International Seabed Authority, or the ISA, an intergovernmental organization established pursuant to the 1994 Agreement Relating to the Implementation of the United Nations Convention on the Law of the Sea, or UNCLOS. The ISA grants contracts to sovereign states or to private contractors who are sponsored by a sovereign state. The ISA requires that a contractor obtain and maintain sponsorship by a host nation that is a member of the ISA and signatory to UNCLOS, and that such nation maintains effective supervision and regulatory control over such sponsored contractor. The ISA has issued a total of 19 polymetallic nodule exploration contracts covering approximately 1.28 million km2, or 0.4% of the global seafloor, 17 of which are in the CCZ. We hold exclusive exploration and commercial rights to three of the 17 polymetallic nodule contract areas in the CCZ through our subsidiaries Nauru Ocean Resources Inc., or NORI, and Tonga Offshore Mining Limited, or TOML, sponsored by the Republic of Nauru, or Nauru, and the Kingdom of Tonga, or Tonga, respectively, and exclusive commercial rights through our subsidiary, DeepGreen Engineering Pte. Ltd.’s, or DGE, arrangement with Marawa Research and Exploration Limited, or Marawa, a company owned and sponsored by the Republic of Kiribati, or Kiribati.

We are still in the exploration phase and have not yet obtained any exploitation contracts from the ISA to commence commercial scale polymetallic nodule collection in the CCZ nor do we have the applicable environmental and other permits required to build and operate commercial-scale polymetallic nodule processing and refining plants on land.

We have key strategic alliances with (i) Allseas Group S.A., or Allseas, a leading global offshore contractor, which has developed and successfully tested the pilot nodule collection system in the NORI Area D, completed in the fourth quarter of 2022, with experience from this testing program informing the design of upgrades and modifications of the pilot system for conversion into the initial smaller scale commercial production system which is expected to serve as the basis for the design of a full-scale commercial production system, and (ii) Glencore International AG, or Glencore, which holds offtake rights to 50% of nickel and copper production from the NORI area processed through a TMC owned and operated production facility. In addition, we have worked with engineering firm Hatch Ltd. and consultants Kingston Process Metallurgy Inc. to develop a near-zero solid waste flowsheet. The primary processing stages of the flowsheet from nodule to NiCuCo matte intermediate were tested as part of our pilot plant program at FLSmidth & Co A/S’s and Xpert Process Solutions’, or XPS, a Glencore company, facilities. The matte refining stages are being tested at SGS Lakefield. The near-zero solid waste flowsheet is expected to serve as the basis for our onshore processing facilities. In November 2022, we entered into a non-binding memorandum of understanding, or MoU, with Pacific Metals Co Ltd (PAMCO) of Japan, to evaluate the toll treatment of an initial quantity of 1.3 million tonnes of wet polymetallic nodules per year at PAMCO’s Hachinohe smelting facility starting in 2025. Subject to entering into a binding arrangement with PAMCO, the toll treatment is intended to take place on a dedicated rotary kiln-electric arc furnace, or RKEF, processing line and produce two products: nickel-copper-cobalt alloy — an intermediate product used as feedstock to produce Li-ion battery cathodes — and a manganese silicate product used to make silico-manganese alloy, a critical input into steel manufacturing. PAMCO’s Hachinohe facility is located on the coast in northern Japan and is equipped with suitable port and processing infrastructure required to receive and process polymetallic nodules and to ship products to customers.

We are currently focused on preparing to submit an application to the ISA for our first exploitation contract, which will include a plan of work for exploitation, the NORI Area D contract area following the conclusion of the July 2024 meeting of the ISA’s 29th session. Assuming a one-year review process, we expect to be in production in the fourth quarter of 2025 if the application is approved. To reach our objective and initiate commercial production, we are: (i) defining our resource and project economics, (ii) developing a commercial offshore nodule collection system, (iii) assessing the Environmental Social and Governance, or ESG, impacts of offshore nodule collection, and (iv) developing onshore technology to process collected polymetallic nodules into a manganese silicate product, and an intermediate nickel-copper-cobalt matte or nickel-copper-cobalt alloy product and/or end-products like nickel and cobalt sulfates, and copper cathode.

Cautionary Statements Regarding the NORI Initial Assessment and TOML Mineral Resource Statement

We have estimated the size and quality of our resource in the NORI and TOML Areas, as described below, in our SEC Regulation S-K (subpart 1300), referred to herein as the SEC Mining Rules, compliant Technical Report Summary - Initial Assessment, of the NORI Property, Clarion-Clipperton Zone, Pacific Ocean dated March 17, 2021, or NORI Initial Assessment, and Technical Report Summary - TOML Mineral Resource, Clarion-Clipperton Zone, Pacific Ocean dated March 26, 2021, or TOML Mineral Resource Statement, respectively, prepared by AMC Consultants Ltd., or AMC. We plan to continue to estimate our resources in the NORI and TOML Areas and develop the project economics. The initial assessment included in the NORI Initial Assessment Report is a conceptual study of the potential viability of mineral resources in NORI Area D. This initial assessment indicates that development of the mineral resource in NORI Area D is potentially technically and economically viable; however, due to the preliminary nature of project planning and design, and the untested nature of the specific seafloor production systems at a commercial scale, economic viability has not yet been demonstrated.

The NORI Initial Assessment and TOML Mineral Resource Statement do not include the conversion of mineral resources to mineral reserves.

As used in this prospectus supplement or in the applicable report summary, the terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource”, as applicable, are defined and used in accordance with the SEC Mining Rules.

You are specifically cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves, as defined by the SEC. You are also cautioned that mineral resources do not have demonstrated economic value. Information concerning our mineral properties in the NORI and TOML Technical Report Summaries and in this prospectus supplement includes information that has been prepared in accordance with the requirements of the SEC Mining Rules forth in subpart 1300 of Regulation S-K. Under SEC standards, mineralization, such as mineral resources, may not be classified as a “reserve” unless the determination has been made that the mineralization would be economically and legally produced or extracted at the time of the reserve determination. Inferred mineral resources have a high degree of uncertainty as to their existence and to whether they can be economically or legally commercialized. Under the SEC Mining Rules, estimates of inferred mineral resources may not form the basis of an economic analysis. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. A significant amount of exploration must be completed in order to determine whether an inferred mineral resource may be upgraded to a higher category. Therefore, you are cautioned not to assume that all or any part of an inferred mineral resource exists, that it can be economically or legally commercialized, or that it will ever be upgraded to a higher category. Approximately 97% of the NORI Area D resource is categorized as measured or indicated.

Likewise, you are cautioned not to assume that all or any part of measured or indicated mineral resources will ever be upgraded to mineral reserves.

Our Corporate Information

The Company was originally known as Sustainable Opportunities Acquisition Corp., or SOAC. On September 9, 2021, or the Closing Date, we consummated a business combination, or the Business Combination, pursuant to the terms of the business combination agreement, or the Business Combination Agreement, dated as of March 4, 2021, by and among SOAC, 1291924 B.C. Unlimited Liability Company, an unlimited liability company existing under the laws of British Columbia, Canada, and DeepGreen Metals Inc., a company existing under the laws of British Columbia, Canada, or DeepGreen. In connection with the closing of the Business Combination, or the Closing, SOAC changed its name to “TMC the metals company Inc.” Our principal executive offices are located at 595 Howe Street, 10th Floor, Vancouver, British Columbia V6C 2T5, and our telephone number is (574) 252-9333. We do not have a physical office in Vancouver, British Columbia, our directors and executive officers work remotely in various countries around the world, and the Vancouver, British Columbia address disclosed as our principal executive office has been provided because it is our records office required under the Business Corporations Act (British Columbia) Our website address is www.metals.co. The information contained on, or that can be accessed through, our website is not and shall not be deemed to be part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our common shares or other securities.

All service marks, trademarks and trade names appearing in this prospectus supplement are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For so long as we remain an emerging growth company, we may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	reduced obligations with respect to financial data, including only being required to present two years of audited financial statements, in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	an exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

•	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements;

•	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on financial statements.

We may take advantage of these provisions until we no longer qualify as an emerging growth company. We will cease to qualify as an emerging growth company on the date that is the earliest of: (i) December 31, 2026, (ii) the last day of the fiscal year in which we have more than $1.07 billion in total annual gross revenues, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC which means the market value of our common shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, or (iv) the date on which we have issued more than $1.0 billion of non-convertible debt over the prior three-year period. We may choose to take advantage of some but not all of these reduced reporting burdens. We have taken advantage of certain reduced reporting requirements in this prospectus supplement. Accordingly, the information contained herein may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies, which may make comparison of our financials to those of other public companies more difficult. As a result of these elections, the information that we provide in this prospectus supplement may be different than the information you may receive from other public companies in which you hold equity interests. In addition, it is possible that some investors will find our common shares less attractive as a result of these elections, which may result in a less active trading market for our common shares and higher volatility in our share price.

We are also a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

THE OFFERING

Common shares offered by us	18,961,540 shares

Class A Warrants offered by us	Class A warrants to purchase up to 9,480,770 common shares. Each Class A warrant will have an exercise price equal to $3.00 per share, will be exercisable commencing on the date of issuance and will expire on December 31, 2027. For additional information regarding the Class A warrants, see “Description of Securities We are Offering” beginning on page S-18 of this prospectus supplement. The common shares and Class A warrants are immediately separable and will be issued separately in this offering, but must initially be purchased together in this offering. Each common share we sell in the offering will be accompanied by a Class A warrant to purchase 0.5 common shares.

Common shares outstanding before this offering	280,618,285 shares.

Common shares to be outstanding immediately after this offering	299,579,825 shares assuming no exercise of any Class A warrants issued in this offering.

Offering price	Each common share and accompanying Class A warrant will be sold at a negotiated price of $2.00.

Use of proceeds	We estimate the net proceeds from this offering will be approximately $36.8 million, after deducting estimated offering expenses payable by us, including fees payable to our financial advisors, and assuming no exercise of the Class A warrants issued in this offering. This estimate assumes the sale of $11 million of the securities offered hereby that may be purchased upon notice to us on or before September 15, 2023. We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” beginning on page S-16 of this prospectus supplement for additional detail.

Trading symbol	Our common shares are listed on Nasdaq under the symbol “TMC”. We do not intend to list the Class A warrants, nor do we expect the Class A warrants to be quoted, on Nasdaq or any other national securities exchange or any other nationally recognized trading system.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 and other information included or incorporated in this prospectus supplement for a discussion of factors you should carefully consider before investing in our securities.

The number of our common shares that will be outstanding immediately after this offering is based on 280,618,285 common shares outstanding as of March 31, 2023, and excludes:

•	25,140,262 common shares and 14,896,783 special shares, which are automatically convertible into common shares on a one-for-one basis if certain price thresholds are met, issuable upon exercise of share options outstanding as of March 31, 2023 under our stock incentive plans, at a weighted average per option exercise price of $1.11;

•	13,123,935 common shares issuable upon the vesting of restricted share units outstanding as of March 31, 2023;

•	38,299,195 common shares available as of March 31, 2023 for future grant under the 2021 Incentive Equity Plan;

•	7,804,516 common shares available as of March 31, 2023 for future issuance under the 2021 Employee Stock Purchase Plan;

•	136,239,964 common shares reserved for issuance upon conversion of our outstanding special shares, which are automatically convertible into common shares on a one-for-one basis if certain price thresholds are met; and

•	36,078,620 common shares issuable upon exercise of outstanding warrants as of March 31, 2023 to purchase common shares, at a weighted average per warrant exercise price of $7.81, of which 11,578,620 common shares were issued upon exercise of the warrant held by Allseas Group S.A subsequent to March 31, 2023.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the Class A warrants issued in this offering, assumes the sale of $11 million of the securities offered hereby that may be purchased upon notice to us on or before September 15, 2023 and does not reflect the potential issuance of our common shares that remain available for sale as of the date of this prospectus supplement under our “at-the-market” offering program, pursuant to which we may sell common shares for remaining gross proceeds of up to $30 million from time to time under the At-The-Market Equity Distribution Agreement we entered into in December 2022.

RISK FACTORS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference into this prospectus supplement, as well as our other filings with the SEC, include material risk factors relating to our business. Those risks and uncertainties and the risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties that are not presently known to us or that we currently deem immaterial or that are not specific to us, such as general economic conditions, may also materially and adversely affect our business and operations. If any of those risks and uncertainties or the risks and uncertainties described below actually occurs, our business, financial condition or results of operations could be harmed substantially. In such a case, you may lose all or part of your investment. You should carefully consider the risks and uncertainties described below and those risks and uncertainties incorporated by reference into this prospectus supplement, as well as the other information included in this prospectus supplement, before making an investment decision with respect to our securities. Since the filing of our Form 10-K, there have been no material changes in our risk factors relating to our business from those disclosed therein, other than as provided below under “Risks Related to Our Business”.

Risks Related to this Offering

Purchasers of securities in this offering will experience immediate and substantial dilution in the book value of their investment. You may experience further dilution upon exercise of our outstanding options and warrants.

The offering price per common share and accompanying Class A warrant in this offering is substantially higher than the net tangible book value per share before giving effect to this offering. Accordingly, if you purchase securities in this offering, you will incur immediate substantial dilution of approximately $1.70 per share, representing the difference between the offering price per share and our as adjusted net tangible book value as of March 31, 2023. In addition, if our outstanding options or warrants are exercised, you could experience further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus supplement entitled “Dilution.”

Future sales of our common shares, or the perception that such future sales may occur, may cause our share price to decline.

Sales of a substantial number of our common shares in the public market, or the perception that these sales could occur, following this offering could cause the market price of our common shares to decline. A substantial majority of the outstanding common shares are, and the common shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common shares. We may not receive all of the expected proceeds from the securities offered hereby.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our shareholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” beginning on page S-16 of this prospectus supplement for additional detail. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds from this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our share price to decline.

In addition $11 million of the securities offered hereby may be purchased upon notice to us on or before September 15, 2023 if the closing price of our common shares on the trading day before such notice is $3.00 or less. There can be no assurances that we will receive these additional proceeds, or any proceeds from the exercise of the Class A warrants, which could result in changes to the expected uses of the proceeds from this offering and increase our need for additional sources of funds.

We do not expect to pay dividends in the foreseeable future. As a result, you must rely on capital appreciation for any return on your investment.

We do not anticipate paying cash dividends on our common shares in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common shares.

There is no public market for the Class A warrants to purchase common shares being offered in this offering.

There is no established public trading market for the Class A warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Class A warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Class A warrants will be limited.

Holders of our Class A warrants will have no rights as a common shareholder until they acquire our common shares.

Until you acquire our common shares upon exercise of the Class A warrants, you will have no rights with respect to our common shares issuable upon exercise of the Class A warrants. Upon exercise of your Class A warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

The Class A warrants are speculative in nature.

The Class A warrants offered hereby do not confer any rights of common share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire common shares at a fixed price. Specifically, commencing on the date of issuance, holders of the Class A warrants may acquire the common shares issuable upon exercise of such Class A warrants at an exercise price of $3.00 per share. Moreover, following this offering, the market value of the Class A warrants is uncertain and there can be no assurance that the market value of the Class A warrants will equal or exceed their offering price. There can be no assurance that the market price of the common shares will ever equal or exceed the exercise price of the Class A warrants and consequently, whether it will ever be profitable for holders of the Class A warrants to exercise the Class A warrants.

Risks Relating to Our Business

Our business is subject to numerous regulatory uncertainties which, if not resolved in our favor, would have a material adverse impact on our business.

On March 4, 2023 the United Nations finalized the UN High Seas Treaty. The treaty does not replace or amend UNCLOS, or the authority of the ISA, and must be interpreted consistently with the rights granted by the Convention.

To date, no commercial collection (also referred to as “mining,” “exploitation” or “harvesting”) of nodules has occurred on the seabed beyond the limits of national jurisdiction (the “Area”), which includes the CCZ. Moreover, despite the release by the ISA of the Draft Regulations on Exploitation of Mineral Resources (the “Draft Regulations”), finalization of such regulations remains subject to approval and adoption by the ISA. Once adopted, these regulations will add to the legal and technical framework for exploitation of the polymetallic nodules in the NORI, TOML and Marawa contract areas.

Section 1, paragraph 15 of the 1994 Agreement relating to the Implementation of Part XI of UNCLOS allows a member state whose national intends to apply for approval of a plan of work for exploitation to notify the ISA of such intention. This notice obliges the ISA to complete the adoption of exploitation regulations within two years of the request made by the member state.

On June 25, 2021, Nauru submitted such a notice, with an effective date of July 9, 2021, to the ISA requesting that it complete the adoption of rules, regulations and procedures (“RRPs” or the “Mining Code”) necessary to facilitate the approval of plans of work for exploitation in the Area. As a result of that notice the ISA was required to adopt the relevant RRPs for exploitation by July 9, 2023. The ISA, however, did not adopt the RRPs for exploitation by the July 9, 2023 deadline. At its July 2023 session, the ISA released a road map for the finalization of the Mining Code, with a view to its adoption during the 30th session of the ISA in 2025, with the potential for earlier adoption during the 29th session of the ISA in 2024 if the Mining Code is ready for adoption by that time. The road map includes three scheduled ISA Council meetings through July 2024 to elaborate the Mining Code. Although we believe the ISA will adopt the Mining Code, there can be no assurances that the Mining Code will be adopted within these timelines, or at all, as a result of actions of ISA member States or otherwise. For example, 21 ISA member States out of the 169 ISA members have expressed reservations about the commercialization of seafloor mineral resources and have called for a ban, moratorium or precautionary pause on the commercialization of these resources. In addition, although the Draft Regulations and several supporting standards and guidelines are at an advanced stage, there remains uncertainty regarding the final form that these will take, as well as the impact that such regulations, standards and guidelines will have on our ability to meet our objectives.

As the ISA Council did not complete the adoption and elaboration of the Mining Code by the prescribed deadline of July 9, 2023, pursuant to Section 1, Paragraph 15(c) of the Annex to the 1994 Agreement relating to the implementation of Part XI of UNCLOS, if an application for a plan of work for exploitation is now submitted to the ISA, the ISA is nonetheless required to consider and provisionally approve such a plan of work based on: (i) the provisions of the UNCLOS; (ii) any rules, regulations and procedures that the ISA may have adopted provisionally, (iii) the basis of the norms contained in the UNCLOS and (iv) the terms and principles contained in the 1994 Agreement relating to the Implementation of Part XI, including the principle of non-discrimination among contractors.

NORI intends to submit an application to the ISA for an exploitation contract, which will include a plan of work for exploitation for NORI Area D following the conclusion of the July 2024 meeting of the ISA’s 29th session. If the ISA has not adopted the final Mining Code by the time NORI submits this application, we believe that the ISA will review and provisionally approve the plan of work for exploitation included therein pursuant to Section 1, Paragraph 15(c) of the Annex to the 1994 Agreement relating to the implementation of Part XI of UNCLOS discussed above. The ISA released its road map to finalize the Mining Code at its July 2023 session, however, it also stated that the commercial exploitation of mineral resources in the ISA’s jurisdictional area should not be carried out in the absence of RRPs relating to exploitation. In addition, there can be no assurances that the ISA will come to a consensus as to the interpretation of Section 1, Paragraph 15(c) of the Annex to the 1994 Agreement relating to the implementation of Part XI of UNCLOS. Although we believe the ISA will accept and consider an application for a plan of work for exploitation in the absence of the final Mining Code, there is no consensus within the ISA as to the process to be followed for its consideration of such an application, including the involvement of the ISA’s Legal and Technical Commission and whether and how long the ISA could delay its consideration of an application past the proscribed 60-day period. As a result, and in light of some ISA members States calling for a ban, moratorium or precautionary pause on the commercialization of seafloor mineral resources, there can be no assurance that the ISA will provisionally approve our plan of work for exploitation, within one year from submission thereof, or at all, or that such provisional approval would lead to the issuance of an exploitation contract with the ISA.

The collection of polymetallic nodules within the CCZ, where our exploration areas are located, will require an approved plan of work in the form of an exploitation contract with the ISA (which will authorize commercial collection activities). As part of the application for a plan of work for exploitaton, contractors are required to complete baseline studies and an Environmental and Social Impact Assessment (“ESIA”), culminating in an Environmental Impact Statement (“EIS”), prior to collecting nodules at a commercial scale. The EIS would be accompanied by an Environmental Management and Monitoring Plan (“EMMP”). The EMMP is expected to specify the objectives and purpose of all monitoring requirements, the components to be monitored, frequency of monitoring, methods of monitoring, analysis required in each monitoring component, monitoring data management and reporting.

In order to move our exploration projects into commercial production, our wholly-owned subsidiaries, NORI and TOML will each need to conclude an exploitation contract with the ISA, as will our partner, Marawa, in addition to obtaining related permits that may be required by our commercial partners. There can be no assurance that the ISA will approve our application for a plan of work for exploitation and issue an exploitation contract to our subsidiaries in a timely manner or at all. Even if the ISA timely evaluates such applications(s), our subsidiaries may be required to submit a supplementary EIS or perform additional studies or campaigns before obtaining approval. As such, there is a risk that an exploitation contract may not be granted by the ISA, may not be granted on a timely basis, thereby delaying our potential timeline for commercial exploitation, or may be granted on uneconomic terms.

Similarly, with respect to Sponsoring State regulation, no assurance can be given that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner that would limit or curtail production or development by our subsidiaries. Amendments to current laws and regulations governing the operations and activities of deep-sea mineral resources companies, or changes in interpretation thereto, or the unwillingness of countries throughout the world to enforce such laws and regulations, could have a material adverse impact on our business, and could cause increases in exploration expenses, capital expenditures, production costs, or put the security of our equipment at risk to activism or piracy. Such amendments could also cause reductions in our future production, or the delay or abandonment in the development of our polymetallic mineral resource properties. There can be no certainty that actions by governmental and regulatory authorities, including changes in regulation, taxation and other fiscal regimes, will not adversely impact our projects or our business. Further, our operations depend on the continuation of the sponsorship agreements between our subsidiaries NORI and TOML and each of their host Sponsoring States, Nauru and Tonga, respectively. Each subsidiary has been registered and incorporated within such host nation and each host nation has maintained effective control, supervision, regulation, and sponsorship over the conduct of such subsidiary. While we have beneficial ownership over such subsidiaries, each subsidiary operates under the regulation and sponsorship of Nauru and Tonga. If such arrangement is challenged, or sponsorship is terminated, we may have to restructure the ownership or operations of such subsidiary to ensure continued state sponsorship. Failure to maintain sponsorship, or secure new State sponsorship, will have a material impact on such subsidiary and on our overall business and operations.

While the rates of payments are yet to be set by the ISA, the 1994 Agreement relating to the Implementation of Part XI of the UNCLOS prescribes a relevant framework that the rates of payments “shall be within the range of those prevailing in respect of land-based mining of the same or similar minerals in order to avoid giving deep seabed miners an artificial competitive advantage or imposing on them a competitive disadvantage.” The ISA has held workshops with stakeholders to discuss and seek comments on the potential financial regime for the collecting of polymetallic nodules in the CCZ. There can be no assurance that the ISA will put in place a Mining Code in a timely manner or at all. Such regulations may also impose burdensome obligations or restrictions on us, and/or may contain terms that do not enable us to develop our projects.

No seafloor polymetallic nodule deposit has ever been commercially collected, and our offshore collection technology and development plans and processes may not be sufficient to accomplish our objectives.

Seafloor polymetallic nodules have never been commercially mined, and there is a risk that our offshore collection and recovery methods and the equipment that we intend to utilize during this process may not be adequate for the economic development of seafloor polymetallic nodule deposits. The equipment and technology that we intend to utilize has not been fully proven in such subsea conditions and for this specific material and application, and failure to adapt existing equipment or to develop suitable equipment or recovery and development techniques for the prevailing material and seafloor conditions would have a material adverse effect on the business of our subsidiaries, and the results of their operations and financial condition. As a result, even if the ISA timely reviews and approves our expected application for an exploitation contract, which will include a plan of work for exploitation, for NORI Area D, there are no assurances that we will have successfully completed all development and pre-production work necessary to start commercial production in the fourth quarter of 2025. We have partnered with Allseas, a leading global offshore contractor, to undertake a pre-production integrated pilot collection system test in which a collector vehicle, a riser and lift system and surface production vessel have been tested. Although the pilot collection system test was successful, there can be no assurance that their technology will eventually be adequate for full scale commercial production.

On March 16, 2022, NORI and Allseas entered into a non-binding term sheet for the development and operation of the Project Zero Offshore System. NORI and Allseas intend to equally finance all costs related to developing and getting Project Zero Offshore System into production. The parties intend to detail and revise these cost estimates in three definitive agreements for the engineering, build and operations phases, which the parties expect to enter into before the end of 2023. There can be no assurances, however, that we will enter into the definitive agreements with Allseas in a particular time period, or at all, or on terms similar to those set forth in the non-binding term sheet, or that if such definitive agreements are entered into by us that the proposed commercial systems and second production vessel will be successfully developed or operated in a particular time period, or at all and hence, we may be delayed in obtaining offshore collection equipment in the event we do not reach agreement with Allseas and have to develop such equipment on our own or through new third-party contractual relationships.

Our business is substantially dependent on our strategic relationship with Allseas. If we and Allseas are unable to successfully maintain and expand this relationship, our business may be materially harmed.

We have partnered with Allseas, a leading global offshore contractor and significant shareholder in our company, to undertake the development of many of the offshore systems we expect to utilize in our potential commercialization efforts.  We are also in discussions with Allseas to enter into binding agreements with them for the future development and operation of the Project Zero Offshore System and other services.  Allseas also provides us with exclusive access to the earlier of the development of the Project Zero Offshore system and December 31, 2026 to the Hidden Gem, the converted drillship expected to be converted into a production vessel by Allseas for our commercial use.  In addition, Allseas has invested $5 million in our August 2022 private placement of common shares and entered into an unsecured credit facility with us under which an affiliate of Allseas agreed to lend us up to $25 million through November 30, 2024.  We cannot provide any assurance with respect to the success of our continued relationship with Allseas, that we will be able to enter into additional binding agreements with Allseas on commercially reasonable terms, or at all, that Allseas will continue to devote its resources to its relationship with us or otherwise perform its obligations under its current and future arrangements with us as expected, as a result of its limited experience in the collection and transportation of seafloor polymetallic nodules or otherwise, the result of any of which would have a material adverse effect on our business, financial condition, liquidity, and results of operations. As a result, we may need to engage and depend on other third parties for the services and funding Allseas currently and is expected to provide us. If these new relationships are not timely entered into or not entered into on commercially reasonable terms, or at all, or if any such relationship is not successful, this would likely have a material adverse effect on our business, financial condition, liquidity, and results of operations.

We have a limited operating history, and there can be no assurance that we will be able to commercially develop our resource areas or achieve profitability in the future.

We have a limited operating history, and we expect that our losses will continue until we achieve profitable commercial production. NORI currently intends to explore and collect mineral resources in the NORI areas identified in the exploration contract executed by NORI with the ISA, and we hope to expand such operations if viable in certain other parts of the CCZ, including by TOML in the TOML areas identified in the exploration contract executed between TOML and the ISA and DGE in the Marawa areas identified in the exploration contract executed by Marawa with the ISA. Although NORI anticipates that its first production of nodules from NORI Area D could be in the fourth quarter of 2025 (assuming submission of an application for an exploitation contract, that includes a plan of work for exploitation, for NORI Area D following the July 2024 ISA meeting and the ISA’s timely one-year review and approval thereof), there can be no assurance that it will be able to commercially develop these properties or that it will be able to generate profits in the future.

In addition, as part of DGE’s Marawa Option Agreement and Services Agreement with Marawa with respect to the Marawa Contract Area, Marawa committed to spend Australian dollar (“AUD”) $3 million and AUD $2 million in fiscal 2023 and 2024, respectively.  Limited offshore marine resource definition activities in the Marawa Contract Area, however, have occurred to date and we expect to collaborate with Marawa to assess the viability of any potential project in the Marawa Contract Area, although the timing of such assessment is unclear. Marawa has also delayed certain of its efforts in the Marawa Contract Area while it determines how it will move forward with additional assessment work.  There are no assurances that we will be able to come to an agreement with Marawa on the future development of the Marawa Contract Area or that we will be able to keep our rights in the Marawa Contract Area as a result of our efforts there, either of which could have a material and adverse effect on our future business prospects and financial condition.

Our operating expenses and capital expenditures will increase in the future as consultants and new employees are engaged, equipment associated with advancing exploration is leased or purchased, and properties are developed. There can be no assurance that we will generate any revenues or achieve profitability, or that the assumed levels of expense associated with our exploration, development, and commercialization processes will prove to be accurate.

Our business is capital intensive, and we will be required to raise additional funds in the future to accomplish our objectives. This additional financing may not be available on acceptable terms or at all. Failure to obtain this necessary capital when needed may force us to reduce or terminate our operations.

In light of the significant deficit in expected funding following the closing of the Business Combination in September 2021, we adopted what we call a “capital-light” strategy whereby we removed any allocation of funds to capital expenditures that were not deemed necessary to support the submission of an application for a plan of work for exploitation for NORI Area D, and by negotiating the settlement of program expenditures with our equity whenever possible in order to preserve our cash. The continuing exploration and development of the NORI, TOML and Marawa contract areas, however, will depend upon our ability to obtain dilutive and/or non-dilutive financing through stake sales in our assets, offtakes with prepayments, debt financing, equity financing, joint ventures, project-based or asset-based financing or other means. We currently estimate that we will require approximately $34 to $44 million of cash in addition to $20 million cash on hand as of June 30, 2023 and the $25.8 million of expected net proceeds from this offering assuming no exercise of the Class A warrants issued in this offering and excluding up to $11 million of the securities offered hereby that may be purchased upon notice to us on or before September 15, 2023 (but not including potential drawdown on the existing Allseas credit facility) to submit an application for an exploitation contract that includes a plan of work for exploitation for NORI Area D following the July 2024 ISA meeting. The actual amount of capital needed or that we raise for our projects, however, may vary materially from our current estimates. We currently expect that we will raise additional funds, including in addition to the expected proceeds from this offering (we may need to raise more additional funds if we do not receive all of the expected proceeds from this offering), to finance our operations. There is no assurance that we will be successful in obtaining the required financing for these or other purposes, including for general working capital, or that any funds raised will be sufficient for the purposes contemplated, which could negatively impact our operating plans, financial results and ability to continue as a going concern. We will not initially have any producing properties and will have no source of significant operating cash flow until the end of 2025 at the earliest. There is no precedent for projects like ours, and therefore, financing may not be available on acceptable terms or at all. Failure to obtain additional financing on a timely basis could cause us to reduce or terminate our operations. Organizations such as the United Nations Environment Programme Finance Initiative, warn against investing in activities focused on exploitation of deep-sea nodules as a result of the potential environmental impact of the activities. The influence of these groups could negatively impact our operations and ability to raise capital on acceptable terms or at all.

If additional funds are raised through further issuances of equity or convertible debt securities, existing shareholders could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior to those they possess prior to such issuances. Additionally, United States and global economic uncertainty, higher interest rates and diminished credit availability may limit our ability to incur additional indebtedness on favorable terms. Any additional debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions.

Furthermore, the impact of geopolitical tension, such as a deterioration in the bilateral relationship between the United States and China or an escalation in conflict between Russia and Ukraine, including any resulting sanctions, export controls or other restrictive actions, could also lead to disruption, instability and volatility in the global markets, which may have an impact on our ability to obtain additional funding.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus supplement, the accompanying prospectus and the other documents or reports incorporated by reference therein, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

•	our use of the net proceeds from this offering;

•	the commercial and technical feasibility of seafloor polymetallic nodule collection and processing;

•	our and our partners’ development and operational plans, including with respect to the planned uses of polymetallic nodules, where and how nodules will be obtained and processed, the expected environmental, social and governance impacts thereof and our plans to assess these impacts and the timing and scope of these plans, including the timing and expectations with respect to our receipt of exploitation contracts and our commercialization plans;

•	the supply and demand for battery metals and battery cathode feedstocks, copper cathode and manganese ores;

•	the future prices of battery metals and battery cathode feedstocks, copper cathode and manganese ores;

•	the timing and content of the ISA’s final exploitation regulations that will create the legal and technical framework for exploitation of polymetallic nodules in the CCZ;

•	our expectations regarding the timing and content of an application for an exploitation contract and/or plan of work for exploitation to the ISA for NORI Area D and the ISA’s review and approval thereof;

•	our expectations regarding the potential timing of commercial production if the ISA approves an application for an exploitation contract or plan of work for exploitation;

•	government regulation of mineral extraction from the deep seafloor and changes in mining laws and regulations;

•	technical, operational, environmental, social and governance risks of developing and deploying equipment to collect and ship polymetallic nodules at sea, and to process such nodules on land;

•	the sources and timing of potential revenue as well as the timing and amount of estimated future production, costs of production, other expenses, capital expenditures and requirements for additional capital;

•	cash flow provided by operating activities;

•	the expected activities of our partners under our key strategic relationships;

•	the sufficiency of our cash on hand to meet our working capital and capital expenditure requirements, the need for additional financing and our ability to continue as a going concern;

•	our ability to raise financing in the future, the nature of any such financing and our plans with respect thereto;

•	any litigation to which we are a party;

•	claims and limitations on insurance coverage;

•	the restatement of our financial statements;

•	geological, metallurgical and geotechnical studies and opinions;

•	mineral resource estimates;

•	our status as an emerging growth company, non-reporting Canadian issuer and passive foreign investment company; and

•	our financial performance.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference therein, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus supplement and in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement, the accompanying prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the document incorporated by reference in this prospectus supplement. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities in this offering will be approximately $36.8  million, after deducting estimated offering expenses payable by us, including fees payable to our financial advisors. This estimate assumes the sale of $11 million of the securities offered hereby that may be purchased upon notice to us on or before September 15, 2023 and excludes the proceeds, if any, from the exercise of the Class A warrants sold in this offering. If the additional $11 million is not sold as part of this offering, we estimate that the net proceeds from the sale of the securities in this offering will be approximately $25.8 million, after deducting estimated offering expenses payable by us, including fees payable to our financial advisors.

We intend to use the net proceeds from this offering, including any proceeds from the exercise of the Class A warrants sold in this offering, for working capital and general corporate purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Additionally, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to invest the proceeds of this offering in money market funds, certificates of deposit and corporate debt securities.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share and accompanying Class A warrant and the as adjusted net tangible book value per share after giving effect to this offering (excluding the common shares issuable upon exercise of the Class A warrants being offered in this offering and the payment of the exercise price therefor). We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding common shares. Dilution represents the difference between the amount per share paid by purchasers of common shares in this offering and the as adjusted net tangible book value per share immediately after giving effect to this offering. Our net tangible book value as of March 31, 2023 was approximately $54.6 million, or $0.19 per share.

After giving effect to the sale by us of 18,961,540 common shares and accompanying Class A warrants to purchase 9,480,770 common shares at the offering price of $2.00 per share and accompanying Class A warrant and after deducting estimated offering expenses, including fees payable to our financial advisors, our as adjusted net tangible book value as of March 31, 2023 would have been approximately $91.5 million, or $0.30 per share. This represents an immediate increase in as adjusted net tangible book value of $0.11 per share to our existing shareholders and an immediate dilution of $1.70 per share issued to the investors purchasing securities in this offering.

The following table illustrates this per share dilution:

Offering price per common share and accompanying Class A warrant		$2.00
Net tangible book value per share as of March 31, 2023	$0.19
Increase in net tangible book value per share attributable to this offering	$0.11
As adjusted net tangible book value per share after this offering		$0.30
Dilution per share to investors participating in this offering		$1.70

The above table and discussion excludes:

•	25,140,262 common shares and 14,896,783 special shares, which are automatically convertible into common shares on a one-for-one basis if certain price thresholds are met, issuable upon exercise of share options outstanding as of March 31, 2023 under our stock incentive plans, at a weighted average per option exercise price of $1.11;

•	13,123,935 common shares issuable upon the vesting of restricted share units outstanding as of March 31, 2023;

•	38,299,195 common shares available as of March 31, 2023 for future grant under the 2021 Incentive Equity Plan;

•	7,804,516 common shares available as of March 31, 2023 for future issuance under the 2021 Employee Stock Purchase Plan;

•	136,239,964 common shares reserved for issuance upon conversion of our outstanding special shares, which are automatically convertible into common shares on a one-for-one basis if certain price thresholds are met; and

•	36,078,620 common shares issuable upon exercise of outstanding warrants as of March 31, 2023 to purchase common shares, at a weighted average per warrant exercise price of $7.81, of which 11,578,620 common shares were issued upon exercise of the warrant held by Allseas Group S.A subsequent to March 31, 2023.

To the extent that options or warrants are exercised, restricted share units vest, new options or restricted share units are issued under our equity incentive plans, or we issue additional common shares or other equity or convertible securities in the future, there may be further dilution to investors participating in this offering. Moreover, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Shares

The material terms and provisions of our common shares and each other class of our securities that qualifies or limits our common shares are described under the caption “Description of Common Shares and Special Shares” and “Description of Preferred Shares” starting on page 19 of the accompanying prospectus. As of March 31, 2023, we had 280,618,285 common shares outstanding.

Class A Warrants

The following is a brief summary of certain terms and conditions of the Class A warrants and is subject in all respects to the provisions contained in the Class A warrants.

Form. The Class A warrants will be issued as individual Class A warrant agreements to the investors. You should review a copy of the form of Class A warrant, which will be filed with the SEC by us as an exhibit to a Current Report on Form 8-K in connection with this offering within the time period required by such form, for a complete description of the terms and conditions applicable to the Class A warrants.

Exercisability. The Class A warrants are exercisable at any time on or after the issuance date. The Class A warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common shares underlying the Class A warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the issuance of the common shares underlying the Class A warrants under the Securities Act is not then effective or available, the holder may only exercise the Class A warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Class A warrant. No fractional shares will be issued in connection with the exercise of a Class A warrant. In lieu of fractional shares, we will round down to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of the Class A warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% or 19.99% at the election of a holder prior to the date of issuance) of the number of common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Class A warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% (or 19.99% with prior written approval of the Company) upon at least 61 days’ prior notice from the holder to us.

Exercise Price; Adjustment. The initial exercise price per common share purchasable upon exercise of the Class A warrants is $3.00 per common share, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common shares. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, shares or other property to our shareholders.

Transferability/Warrant Agent. Subject to applicable laws, the Class A warrants may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the Class A warrants and a trading market is not expected to develop. The Company will initially act as warrant agent for the Class A warrants.

Trading Market. We do not plan on making the Class A warrants eligible to trade on any national securities exchange or any other nationally recognized trading system or market.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Class A warrants and generally including any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the holders of the Class A warrants will be entitled to receive upon exercise of the Class A warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Class A warrants immediately prior to such fundamental transaction.

Call Provision. Subject to the terms of the Class A warrants, if (i) the volume weighted average price for each of 30 consecutive trading days exceeds $6.50 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends) and (ii) the holder of the Class A warrant is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company, then the Company may, within one trading day of the end of such 30-day period, call for cancellation of all or any portion of the Class A warrants for which a notice of exercise has not yet been delivered for consideration equal to $0.0001 per warrant share.

Exercise Price Adjustment for Certain Share Issuances. Subject to customary exceptions set forth in the Class A warrants, from the original issue date of the Class A warrant until December 31, 2024, if the Company or any subsidiary thereof, as applicable, at any time while the Class A warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common shares or common share equivalents, at an effective price per share less than the lower of (i) $2.00 (subject to adjustment for forward and reverse share splits, recapitalizations, share dividends and the like), and (ii) the exercise then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), then simultaneously with the consummation of each Dilutive Issuance the exercise price shall be reduced to equal the Base Share Price.

Rights as a Shareholder. Except as otherwise provided in the Class A warrants or by virtue of such holder’s ownership of common shares, the holder of a Class A warrant does not have the rights or privileges of a holder of our common share, including any voting rights, until the holder exercises the Class A warrant.

Governing Law. The Class A warrants are governed by New York law.

PLAN OF DISTRIBUTION

We have entered into a securities purchase agreement directly with the investors who have agreed to purchase our securities in this offering. We will only sell securities in this offering to such investors.

Delivery of $17.9 million of the securities offered hereby is expected to occur on or about August 16, 2023, subject to the satisfaction of customary closing conditions. Two additional closings for $2.5 million and $6.5 million of the securities offered hereby are expected to occur on or before November 30, 2023 and January 31, 2024, respectively, with respect to one of the investors in the offering, subject to the satisfaction of customary closing conditions.

In addition, certain investors and their designees may purchase up to an aggregate of $11 million of the common shares and accompanying Class A warrants offered hereby at the negotiated price of $2.00 per common shares and accompanying Class A warrant to purchase 0.5 common shares upon notice to us on or before September 15, 2023 if the closing price of our common shares on the trading day before such investor’s notice is $3.00 or less.

Fees and Expenses

We are not paying underwriting discounts or commissions in connection with this offering. We estimate the total offering expenses of this offering that will be payable by us will be approximately $1,073,500, which includes legal, printing, financial advisors and various other fees.

Our financial advisors are not acting as underwriters, placement agents or finders in connection with this offering, and accordingly, our financial advisors are neither purchasing shares nor offering shares to the public in connection with this offering.

Listing

Our common shares and Public Warrants are listed on Nasdaq under the trading symbol “TMC” and “TMCWW”, respectively.

There is no established public trading market for the Class A warrants, and we do not expect a market to develop. In addition, we do not intend to list the Class A warrants, nor do we expect Class A warrants to be quoted, on the Nasdaq or any other national securities exchange or any other nationally recognized trading system.

LEGAL MATTERS

Fasken Martineau DuMoulin LLP, or Fasken, has passed upon the validity of the securities offered by this prospectus supplement and certain other legal matters related to Canadian law. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., or Mintz, has passed upon certain other legal matters. Fasken and Mintz own 14,630 and 36,361 common shares, respectively.

EXPERTS

The financial statements of TMC the metals company Inc. as of December 31, 2022 and 2021 and for the years then ended have been incorporated by reference herein and in the registration statement in reliance on the report of Ernst & Young LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (File No. 333-267479), of which this prospectus supplement and the accompanying prospectus form a part, under the Securities Act, to register our common shares offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. For further information about us and the common shares, please refer to the registration statement, including the exhibits to the registration statement. The exhibits to the registration statement provide more details of the matters discussed in this prospectus supplement and the accompanying prospectus.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.metals.co. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus. We include our website address in this prospectus supplement and the accompanying prospectus only as an inactive textual reference. Information contained in our website does not constitute a part of this prospectus supplement and the accompanying prospectus or our other filings with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus supplement is 001-39281. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 that we filed with the SEC on March 27, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 that we filed with the SEC on May 11, 2023;

•	the portions of our Definitive Proxy Statement on Schedule 14A that we filed with the SEC on April 20, 2023 that are deemed filed under applicable SEC rules;

•	our Current Reports on Form 8-K and amendments thereto that we filed with the SEC on February 16, 2023, February 17, 2023, February 22, 2023, April 20, 2023, May 30, 2023, June 8, 2023, June 30, 2023 and August 1, 2023 (other than any portion of such filings that are furnished under applicable SEC rules rather than filed);

•	the description of our common shares contained in our Registration Statement on Form 8-A filed on September 10, 2021, including any amendment or report filed for the purpose of updating such description; and

•	all reports and other documents subsequently filed by us with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of the offering of securities under this prospectus supplement shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing such reports and other documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents to TMC the metals company Inc., 595 Howe Street, 10 Floor, Vancouver, British Columbia V6C 2T5.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-267479

PROSPECTUS

TMC THE METALS COMPANY INC.

$100 MILLION OF

COMMON SHARES

PREFERRED SHARES

DEBT SECURITIES

WARRANTS

UNITS

AND

38,266,180 COMMON SHARES

OFFERED BY SELLING SHAREHOLDERS

We may offer and sell securities from time to time in one or more offerings of up to $100 million in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered by us. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

In addition, the selling shareholders identified in this prospectus may from time to time sell up to 38,266,180 of our common shares, without par value, or the Common Shares. We will not receive any proceeds from the sale, if any, of Common Shares by the selling shareholders. Unless otherwise set forth in a prospectus supplement, if required, the selling shareholders will pay any underwriting discounts and commissions and transfer taxes incurred by the selling shareholders in disposing of the Common Shares.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment and other options to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our Common Shares are listed on the Nasdaq Global Select Market under the symbol “TMC”. On October 4, 2022, the last reported sale price of our Common Shares was $1.02 per share. We also have warrants to purchase Common Shares listed on the Nasdaq Global Select Market under the symbol “TMCWW”. On October 4, 2022, the last reported sale price of these public warrants to purchase Common Shares was $0.148. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Stock Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 14, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Using this process, we may, from time to time, sell any securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the securities being offered and the specific manner in which they will be offered.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

Information about the selling shareholders may change over time. When the selling shareholders sell our Common Shares under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities by us, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “the Company,” “we,” “us,” “our” and similar terms refer to TMC the metals company Inc. and our subsidiaries.

For investors outside the United States: We have not done anything that would permit these offerings or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual, quarterly and other filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About TMC the metals company Inc.

We are a deep-sea minerals exploration company focused on the collection and processing of polymetallic nodules found on the seafloor in international waters of the Clarion Clipperton Zone, or the CCZ, about 1,300 nautical miles south-west of San Diego, California. The CCZ is a geological submarine fracture zone of abyssal plains and other formations in the Eastern Pacific Ocean, with a length of around 7,240 km (4,500 miles) that spans approximately 4,500,000 square kilometers (1,700,000 sq. mi). Polymetallic nodules are discrete rocks that sit unattached to the seafloor, occur in significant quantities in the CCZ and have high concentrations of nickel, manganese, cobalt and copper in a single rock.

These four metals contained in the polymetallic nodules are critical for the transition to clean energy. Our resource definition work to date shows that nodules in our contract areas represent the world’s largest estimated undeveloped source of critical battery metals. If we are able to collect polymetallic nodules from the seafloor on a commercial scale, we plan to use such nodules to produce three types of metal products: (i) feedstock for battery cathode precursors (nickel-copper-cobalt matte and/or nickel and cobalt sulfates) for electric vehicles, or EVs, and renewable energy storage markets, (ii) nickel-copper-cobalt matte and/or copper cathode for EV wiring, clean energy transmission and other applications and (iii) manganese silicate for manganese alloy production required for steel production. Our mission is to build a carefully managed shared stock of metal, which we refer to as a metals common, that can be used, recovered and reused for generations to come. Significant quantities of newly mined metal are required because existing metal stocks are insufficient to meet rapidly rising demand.

Exploration and exploitation of seabed minerals in international waters is regulated by the International Seabed Authority, or the ISA, an intergovernmental organization established pursuant to the 1994 Agreement Relating to the Implementation of the United Nations Convention on the Law of the Sea, or UNCLOS. The ISA grants contracts to sovereign states or to private contractors who are sponsored by a sovereign state. The ISA requires that a contractor must obtain and maintain sponsorship by a host nation that is a member of the ISA and signatory to UNCLOS and such nation must maintain effective supervision and regulatory control over such sponsored contractor. The ISA has issued a total of 19 polymetallic nodule exploration contracts covering approximately 1.28 million km2, or 0.4% of the global seafloor, 17 of which are in the CCZ. We hold exclusive exploration and commercial rights to three of the 17 polymetallic nodule contract areas in the CCZ through our subsidiaries Nauru Ocean Resources Inc., or NORI, and Tonga Offshore Mining Limited, or TOML, sponsored by the Republic of Nauru and the Kingdom of Tonga, respectively, and exclusive commercial rights through our subsidiary, DeepGreen Engineering Pte. Ltd.’s, arrangement with Marawa Research and Exploration Limited, a company owned and sponsored by the Republic of Kiribati.

We have key strategic alliances with (i) Allseas Group S.A., a leading global offshore contractor, which is developing a pilot collection system, which is expected to be modified into an initial smaller scale commercial production system and serve as the basis for the design of a full-scale commercial production system and (ii) Glencore International AG, or Glencore, which holds offtake rights on 50% of the NORI nickel and copper production. In addition, we have worked with an engineering firm Hatch Ltd. and consultants Kingston Process Metallurgy Inc. to develop a near-zero solid waste flowsheet. The pyrometallurgical stages of the flowsheet were tested as part of our pilot plant program at FLSmidth & Co. A/S’s and XPS Solutions’ (a Glencore subsidiary) facilities and bench-scale hydrometallurgical refining stages are being carried out at SGS SA. The near-zero solid waste flowsheet is in the process design that is expected to serve as the basis for our onshore processing facilities. In March 2022, we entered into a non-binding memorandum of understanding with Epsilon Carbon Pvt, LTD., or Epsilon Carbon, in which Epsilon Carbon expressed its intent to conduct pre-feasibility work to potentially finance, engineer, permit, construct and operate a commercial polymetallic nodule processing plant in India.

We are currently focused on applying for our first exploitation contract from the ISA on the NORI Area D contract area with the goal of potentially starting commercial production in 2024. To reach our objective and initiate commercial production in 2024, we are: (i) defining our resource and project economics, (ii) developing an offshore nodule collection system, (iii) assessing the environmental, social and governance (ESG) impacts of offshore nodule collection, and (iv) developing onshore technology to process collected polymetallic nodules into a manganese silicate product, and an intermediate nickel-copper-cobalt matte product and/or end-products like nickel and cobalt sulfates, and copper cathode. We will need additional funding to reach our expected commercial production in 2024.

We are still in the exploration phase and have not yet declared mineral reserves. We have yet to obtain exploitation contracts from the ISA to commence commercial scale polymetallic nodule collection in the CCZ and have yet to obtain the applicable environmental permits and other permits required to build and operate commercial scale polymetallic nodule processing and refining plants on land.

Cautionary Statements Regarding the NORI Initial Assessment and TOML Mineral Resource Statement

We have estimated the size and quality of our resource in the NORI and TOML contracted areas in our SEC Regulation S-K (subpart 1300), referred to herein as the SEC Mining Rules, compliant Technical Report Summary - Initial Assessment, of the NORI Property, Clarion-Clipperton Zone, Pacific Ocean dated March 17, 2021, or the NORI Initial Assessment, and Technical Report Summary - TOML Mineral Resource, Clarion-Clipperton Zone, Pacific Ocean dated March 26, 2021, or the TOML Mineral Resource Statement, respectively, prepared by AMC Consultants Ltd., or AMC, each of which is filed as an exhibit to the registration statement to which this prospectus forms a part. We plan to continue to refine our resource estimate for the NORI and TOML areas and better resolve the project economics. The initial assessment included in the NORI Initial Assessment Report is a conceptual study of the potential viability of mineral resources in NORI Area D. This initial assessment indicates that development of the mineral resource in NORI Area D is potentially technically and economically viable; however, due to the preliminary nature of project planning and design, and the untested nature of the specific seafloor production systems at a commercial scale, economic viability has not yet been demonstrated.

The NORI Initial Assessment and TOML Mineral Resource Statement do not include the conversion of mineral resources to mineral reserves.

As used in this prospectus or in the applicable report summary, the terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource”, as applicable, are defined and used in accordance with the SEC Mining Rules.

You are specifically cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves, as defined by the SEC. You are also cautioned that mineral resources do not have demonstrated economic value. Information concerning our mineral properties in the NORI and TOML Technical Report Summaries and in this prospectus includes information that has been prepared in accordance with the requirements of the SEC Mining Rules. Under SEC standards, mineralization, such as mineral resources, may not be classified as a “reserve” unless the determination has been made that the mineralization would be economically and legally produced or extracted at the time of the reserve determination. Inferred mineral resources have a high degree of uncertainty as to their existence and to whether they can be economically or legally commercialized. Under the SEC Mining Rules, estimates of inferred mineral resources may not form the basis of an economic analysis. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. A significant amount of exploration must be completed in order to determine whether an inferred mineral resource may be upgraded to a higher category. Therefore, you are cautioned not to assume that all or any part of an inferred mineral resource exists, that it can be economically or legally commercialized, or that it will ever be upgraded to a higher category. Approximately 97% of the NORI Area D resource is categorized as measured or indicated.

Likewise, you are cautioned not to assume that all or any part of measured or indicated mineral resources will ever be upgraded to mineral reserves.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” on page 45 of this prospectus.

Our Corporate Information

The Company was originally known as Sustainable Opportunities Acquisition Corp., or SOAC. On September 9, 2021, we consummated a business combination, or the Business Combination, pursuant to the terms of the business combination agreement dated as of March 4, 2021 by and among SOAC, 1291924 B.C. Unlimited Liability Company, an unlimited liability company existing under the laws of British Columbia, Canada, and DeepGreen Metals Inc., a company existing under the laws of British Columbia, Canada, or DeepGreen. In connection with the Business Combination, SOAC changed its name to “TMC the metals company Inc.” Our principal executive offices are located at 595 Howe Street, 10th Floor, Vancouver, British Columbia V6C 2T5, and our telephone number is (574) 252-9333. Our website address is www.metals.co. The information contained on, or that can be accessed through, our website is not and shall not be deemed to be part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our Common Shares or other securities.

All service marks, trademarks and trade names appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

Offerings Under This Prospectus by Us

Under this prospectus, we may offer our securities from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment and other options to purchase additional securities, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities by us unless it is accompanied by a prospectus supplement.

The Securities Selling Shareholders May Offer

The selling shareholders named in this prospectus may offer and resell from time to time up to 38,266,180 Common Shares. We will not receive any proceeds from the sale of Common Shares by the selling shareholders. Please see the section titled “Selling Shareholders” in this prospectus.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in us. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the other documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

•	our use of the net proceeds from this offering;

•	the commercial and technical feasibility of seafloor polymetallic nodule collection and processing;

•	our and our partners’ development and operational plans, including with respect to the planned uses of polymetallic nodules, where and how nodules will be obtained and processed, the expected environmental, social and governance impacts thereof and our plans to assess these impacts and the timing and scope of these plans, including the timing and expectations with respect to our receipt of exploitation contracts and our potential commercialization plans;

•	the supply and demand for battery metals and battery cathode feedstocks, copper cathode and manganese ores;

•	the future prices of battery metals and battery cathode feedstocks, copper cathode and manganese ores;

•	the timing and content of ISA’s final exploitation regulations that will create the legal and technical framework for exploitation of polymetallic nodules in the CCZ;

•	government regulation of mineral extraction from the deep seafloor and changes in mining laws and regulations;

•	technical, operational, environmental, social and governance risks of developing and deploying equipment to collect polymetallic nodules at sea and to process such nodules on land;

•	the sources and timing of potential revenue as well as the timing and amount of estimated future production, costs of production, other expenses, capital expenditures and requirements for additional capital;

•	cash flow provided by operating activities;

•	the expected activities of our partners under our key strategic relationships;

•	the sufficiency of our cash on hand to meet our working capital and capital expenditure requirements and the need for additional financing;

•	our ability to raise financing in the future and the nature of such financings;

•	any litigation to which we are a party;

•	claims and limitations on insurance coverage;

•	our plans to mitigate our material weaknesses in our internal control over financial reporting;

•	the restatement of our financial statements;

•	geological, metallurgical and geotechnical studies and opinions;

•	mineral resource estimates;

•	our status as an emerging growth company, non-reporting Canadian issuer and passive foreign investment company;

•	COVID-19 and the impact of the COVID-19 pandemic on our business; and

•	our financial performance.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus and in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from our sale of securities under this prospectus for general corporate purposes. We will have broad discretion over the use of any proceeds. Pending application of the net proceeds, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of any indebtedness.

The selling shareholders will make offers and sales pursuant to this prospectus and, if required, any applicable prospectus supplement. We will not receive any proceeds from the sale or other disposition by the selling shareholders of the Common Shares covered hereby, or interests therein. The selling shareholders will pay any expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration fees, listing fees of The Nasdaq Stock Market and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING SHAREHOLDERS

We are registering for resale an aggregate of 38,266,180 Common Shares, all of which have been issued by us as of the date of this prospectus, that may be sold by the selling shareholders set forth herein. Of these shares, 37,978,680 Common Shares were issued to the selling shareholders pursuant to that certain securities purchase agreement, dated August 12, 2022, or the PIPE Purchase Agreement, with the purchasers named therein for the issuance and sale of an aggregate of 31,625,000 Common Shares at a purchase price of $0.80 per share, a separate securities purchase agreement with Gerard Barron, our Chief Executive Officer and Chairman, or the Barron Purchase Agreement, for the issuance and sale of 103,680 Common Shares at $0.9645 per share, the consolidated closing bid price per Common Share on the Nasdaq Global Select Market on August 11, 2022, the date immediately preceding the signing of the Barron Purchase Agreement, and a separate securities purchase agreement with ERAS Capital LLC, the family fund of one of our directors, Andrei Karkar, for the issuance and sale of 6,250,000 Common Shares at a purchase price of $0.80 per share, or the ERAS Purchase Agreement. The PIPE Purchase Agreement, the Barron Purchase Agreement and the ERAS Purchase Agreement are referred to herein collectively as the Purchase Agreements. An aggregate of 287,500 Common Shares were issued to certain of our advisors in connection with advisory services they rendered related to the issuances of Common Shares pursuant to the Purchase Agreements. We are registering the resale of these Common Shares pursuant to the Purchase Agreements as well as arrangements with certain of our advisors. We will not receive any proceeds from the resale of the Common Shares by the selling shareholders.

The following table and the accompanying footnotes are based in part on information supplied to us by the selling shareholders. The table and footnotes assume that the selling shareholders will sell all of the shares listed. However, because the selling shareholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling shareholders or that will be held by the selling shareholders after completion of any sales. We do not know how long the selling shareholders will hold the shares before selling them.

The following table sets forth certain information with respect to the beneficial ownership of our Common Shares as of August 31, 2022 by each selling shareholder. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem Common Shares that may be acquired by an individual or group within 60 days of August 31, 2022 pursuant to the exercise of options or conversion of convertible securities to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. The Common Shares issuable upon conversion of any Special Shares owned by the selling shareholders are not beneficially owned by any of the selling shareholders and are excluded from the beneficial ownership columns in the table below since the conversions of such Special Shares are subject to the Common Share trading price thresholds described herein. Please see the section titled “Description of Common Shares and Special Shares” in this prospectus. Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all Common Shares shown to be beneficially owned by them based on information provided to us by these shareholders. Percentage of ownership prior to the offering is based on 265,424,635 Common Shares outstanding on August 31, 2022, assuming that we issued all of the 37,978,680 Common Shares issued under the Purchase Agreements and the 287,500 Common Shares issued to our advisors on or before such date.

	Common Shares Beneficially Owned Prior to Offering		Number of Common Shares Being	Common Shares to be Beneficially Owned After Offering
Name of Selling Shareholder(1)	Number	Percentage	Offered	Number	Percentage
Willeese Pty Ltd ATF Wilson Family Trust(2)	1,522,990	*	375,000	1,147,990	*
Cadence Capital Limited(3)	2,250,000	*	2,250,000	-	-
Cadence Opportunities Fund Limited(4)	250,000	*	250,000	-	-
Carrera Capital International Ltd.(5)	1,719,890	*	250,000	1,469,890	*
Lucas Cahill(6)	1,198,298	*	687,500	510,798	*
Brian Paes-Braga(7)	2,325,731	*	1,562,500	763,231	*
Valola Holdings Corp.(8)	2,500,000	*	2,500,000	-	-
South Lake One LLC(9)	12,284,667	4.6%	2,500,000	9,784,667	3.7%
Brian Stewart(10)	125,000	*	125,000	-	-
Namdar Family Holdings LLC(11)	5,000,000	1.9%	5,000,000	-	-
Majid Fahd M Alghaslan(12)	4,011,000	1.5%	3,750,000	261,000	*
BMO Nesbitt Burns Inc. ITF Lynwood Opportunities Master Fund(13)	1,250,000	*	1,250,000	-	-
Nero Resource Fund Pty Ltd(14)	625,000	*	625,000	-	-
Peter Jon Deschenes Jr(15)	275,000	*	250,000	25,000	*
The RF Trust(16)	250,000	*	250,000	-	-
Gadi Slade(17)	500,000	*	500,000	-	-
Ronit Global Opportunities Master Fund Limited(18)	1,748,154	*	1,500,000	248,154	*
Leste Global Fund SPC - Segregated Portfolio B(19)	1,250,000	*	1,250,000	-	-
Light Doors LLC(20)	125,000	*	125,000	-	-
Lydia Barron(21)	489,338	*	125,000	364,338	*
Claudia Barron(22)	389,632	*	125,000	264,632	*
Charlotte Barron(23)	396,538	*	125,000	271,538	*
Allseas Group S.A.(24)	22,701,648	8.6%	6,250,000	16,451,648	6.2%
Gerard Barron(25)	18,806,677	7.0%	103,680	18,702,997	6.9%
ERAS Capital LLC(26)	53,370,692	20.0%	6,250,000	47,120,692	17.7%
Odeon Capital Group LLC(27)	186,250	*	186,250	-	-
Edward Sugar(28)	70,875	*	70,875	-	-
Rogier de la Rambelje(29)	10,125	*	10,125	-	-
Matthew Bonner(30)	20,250	*	20,250	-	-

* Represents beneficial ownership of less than 1% of the outstanding Common Shares.

(1)	Unless otherwise indicated, the business address of each of these holders is c/o TMC the metals company Inc., 595 Howe Street, 10th Floor, Vancouver, British Columbia, Canada V6C 2T5.

(2)	Paul David Wilson may be deemed to have voting and investment power over the shares held by Willeese Pty Ltd ATF Wilson Family Trust. The business address of such holder is 58 Warragal Road, Turramurra, New South Wales, 2074, Australia.

(3)	Cadence Capital Limited is a company listed on the Australian Securities Exchange. The business address of such holder is 11/131 Macquarie Street, Sydney, NSW, 2000.

(4)	Cadence Opportunities Fund Limited is a company listed on the Australian Securities Exchange. The business address of such holder is 11/131 Macquarie Street, Sydney, NSW, 2000.

(5)	Jeffrey Zicherman may be deemed to have voting and investment power over the shares held by Carrera Capital International Ltd. The business address of such holder is One Nexus Way, Camana Bay, Grand Cayman, Cayman Islands, KY1-9005.

(6)	The business address of such holder is One Connaught Place, 1st Floor, London, W2 WET, United Kingdom.

(7)	Includes 57,893 Common Shares held by its wholly-owned subsidiary, WTP Capital Corp. and 126,407 Common Shares underlying options that are exercisable within 60 days of August 31, 2022. Mr. Paes-Braga may be deemed to have voting and investment power over the shares held by WTP Capital Corp. and Valola Holdings Corp. The business address of such holder is One Connaught Place, 1st Floor, London, W2 WET, United Kingdom. Mr. Paes-Braga was formerly a non-employee director of DeepGreen.

(8)	Brian Paes-Braga may be deemed to have voting and investment power over the shares held by Valola Holdings Corp. The business address of such holder is One Nexus Way, Camana Bay, Grand Cayman, Cayman Islands, KY1-9005.

(9)	Isidoro Alfonso Quiroga Cortés, María Victoria Quiroga Moreno, Martín Abraham Guiloff Salvador and Luis Felipe Correa González, in their capacity as members of the board of managers, may be deemed to have voting and dispositive power (acting jointly Isidoro Alfonso Quiroga Cortés or María Victoria Quiroga Moreno with any of between Martín Abraham Guiloff Salvador and Luis Felipe Correa González) with respect to the securities held by South Lake One LLC. The business address of such holder is Presidente Riesco 5711 office 1603, Las Condes, Santiago, Chile.

(10)	The business address of such holder is 48 Weathervane Circle, Cream Ridge, NJ 08514.

(11)	Igal Namdar may be deemed to have voting and investment power over the shares held by Namdar Family Holdings LLC. The business address of such holder is 150 Great Neck Road, Suite 304, Great Neck, NY, 11021.

(12)	The business address of such holder is 3618, Al Amir Muhammad bin Fahd Rd, Al Qusur Unit 6, Dhahran, Kingdom of Saudi Arabia.

(13)	Ben Shapiro may be deemed to have voting and investment power over the shares held by BMO Nesbitt Burns Inc. ITF Lynwood Opportunities Master Fund. The business address of such holder is FG Services Limited, #2206, Cassia Court, 72 Market St., Camana Bay, P.O. Box 30869 Grand Cayman KY1-1204, Cayman Islands.

(14)	The business address of such holder is AAM PO Box 107, Morley, Western Australia, Australia 6943.

(15)	The business address of such holder is 115 East 67th Street, Apartment 4B, New York, NY 10065.

(16)	Muriel Rubin and Harriet Rothfeld may be deemed to have voting and investment power over the shares held by The RF Trust. The business address of such holder is PO Box 213399, Royal Palm Beach, Florida 33421.

(17)	The business address of such holder is 48 Owenoke Park, Westport, CT 06880, USA.

(18)	Ronit Capital LLP may be deemed to have voting and investment power over the shares held by Ronit Global Opportunities Master Fund Limited. The business address of such holder is C/O Ronit Capital LLP, 20 North Audley Street, London, W1K 6WE, UK.

(19)	Emmanuel Rose Hermann may be deemed to have voting and investment power over the shares held by Leste Global Fund SPC - Segregated Portfolio B. The business address of such holder is Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, George Town, Grand Cayman, KY1-1111, Cayman Islands.

(20)	Mathew Van Alstyne may be deemed to have voting and investment power over the shares held by Light Doors LLC. The business address of such holder is 750 Lexington Avenue, 27th Floor, NY, NY 10022.

(21)	Represents (i) 399,944 Common Shares and (ii) 89,394 Common Shares issued upon exercise of warrants.

(22)	Represents (i) 300,238 Common Shares and (ii) 89,394 Common Shares issued upon exercise of warrants.

(23)	Represents (i) 307,144 Common Shares and (ii) 89,394 Common Shares issued upon exercise of warrants.

(24)	Does not include 11,578,620 Common Shares issuable upon exercise of the warrant held by Allseas Group S.A. (“Allseas”). Edward Heerema, the Administrateur President of Allseas, has sole authority over Allseas. Edward Hereema, Allseas Investments S.A. (“Allseas Investments”), the majority parent of Allseas, Argentum Cedit Virtuti GCV (“ACV”), the parent of Allseas Investments, and Stichting Administratiekantoor Aequa Lance Foundation, the parent of ACV, may be deemed to have beneficial ownership of the shares owned by Allseas. The business address of such holder is 18 Route de Pra de Plan, Case Postale, 411 1618 Chatel-Saint-Denis, Switzerland. We have a strategic relationship with Allseas in connection with the development of our collection systems.

(25)	Represents (i) 14,639,239 Common Shares, (ii) 4,078,044 Common Shares that are issuable upon exercise of options that are exercisable within 60 days of August 31, 2022, and (iii) 89,394 Common Shares underlying warrants. Does not include (i) up to 781,250 restricted stock units, each representing the right to receive one Common Share upon vesting, which vest in three equal annual installments beginning on November 22, 2022 and ending on November 22, 2024 and (ii) up to 12,113,741 special shares (which includes special shares underlying options) which automatically convert into Common Shares on a one for one basis, if on any twenty trading days within any thirty trading day period, the Common Shares trade for a price that is greater than or equal to the price threshold for such class of special shares.

(26)	Represents (i) 51,955,976 Common Shares and (ii) 1,414,716 Common Shares issuable upon exercise of warrants owned by ERAS Capital LLC (“ERAS”). Andrei Karkar has voting and dispositive control over the securities held by ERAS and therefore Mr. Karkar may be deemed to have beneficial ownership of the shares held by ERAS. The business address of such holder is 323 Marina Blvd, San Francisco, CA 94123-1213.

(27)	Mathew Van Alstyne may be deemed to have voting and investment power over the shares held by Odeon Capital Group LLC. The business address of such holder is 750 Lexington Avenue, 27th Floor, NY, NY 10022. The Common Shares being offered were issued by us in connection with advisory services rendered to us related to the issuance of the Common Shares pursuant to the Purchaser Agreement.

(28)	The business address of such holder is 785 Fifth Avenue, Apt. 11-C, New York, NY 10022. The Common Shares being offered were issued by us in connection with advisory services rendered to us related to the issuance of the Common Shares pursuant to the Purchaser Agreement.

(29)	The business address of such holder is 54 Morton Street, Apt 4F, New York, NY 10014. The Common Shares being offered were issued by us in connection with advisory services rendered to us related to the issuance of the Common Shares pursuant to the Purchaser Agreement.

(30)	The business address of such holder is 3600 North Lake Blvd, #186, Tahoe City, CA 96145. The Common Shares being offered were issued by us in connection with advisory services rendered to us related to the issuance of the Common Shares pursuant to the Purchaser Agreement.

PLAN OF DISTRIBUTION

We or the selling shareholders may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or any of the following:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

We or the selling shareholders may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We or the selling shareholders may distribute the securities on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we or the selling shareholders utilize a dealer in the sale of the securities being offered by this prospectus, we or the selling shareholders, as applicable, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is used in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale, and the name of any underwriter will be provided in any prospectus supplement, if required, which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the selling shareholders, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we or the selling shareholders, if required, will provide in the applicable prospectus supplement information regarding any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We or the selling securities may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof. To the extent required by the Purchase Agreements, we have agreed to indemnify certain of the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of certain of the shares offered by this prospectus.

If so indicated in a prospectus supplement, if required, we or the selling shareholders will authorize the underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement, if required. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement, if required, so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement, if required, will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement, if required, for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any selling shareholders and underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA. Selling shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

Common Shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on The Nasdaq Stock Market. The applicable prospectus supplement, if required, will contain information, where applicable, as to any other listing, if any, on The Nasdaq Stock Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our Common Shares, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. If the selling shareholders effect such transactions by selling Common Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the Common Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 5110.

In connection with sales of the Common Shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Shares in the course of hedging in positions they assume. The selling shareholders may also sell Common Shares short and if such short sale shall take place after the effective date of this registration statement, the selling shareholders may deliver Common Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge Common Shares to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction, if required). Notwithstanding the foregoing, the selling shareholders have been advised that they may not use shares registered on this registration statement to cover short sales of Common Shares made prior to the effective date of the registration statement, of which this prospectus forms a part.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Common Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the Common Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Each selling shareholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Shares. Upon the Company being notified in writing by a selling shareholders that any material arrangement has been entered into with a broker-dealer for the sale of Common Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholders and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the Common Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Under the securities laws of some states, the Common Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholders will sell any or all of the Common Shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Common Shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Common Shares to engage in market-making activities with respect to the Common Shares. All of the foregoing may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares.

We will pay all expenses of the registration of the Common Shares pursuant to the Purchase Agreements, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Purchase Agreements, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus, in accordance with the Purchase Agreements, or we may be entitled to contribution.

DESCRIPTION OF COMMON SHARES AND SPECIAL SHARES

Our authorized capital consists of (a) an unlimited number of Common Shares, (b) an unlimited number of preferred shares, issuable in series, (c) 5,000,000 Class A Special Shares, (d) 10,000,000 Class B Special Shares, (e) 10,000,000 Class C Special Shares, (f) 20,000,000 Class D Special Shares, (g) 20,000,000 Class E Special Shares, (h) 20,000,000 Class F Special Shares, (i) 25,000,000 Class G Special Shares, (j) 25,000,000 Class H Special Shares, (k) 500,000 Class I Special Shares, and (l) 741,000 Class J Special Shares, each without par value.

The following summaries of certain provisions of our Common Shares and Special Shares do not purport to be complete. You should refer to the section of this prospectus entitled “Certain Important Provisions of The Notice of Articles and Articles and the BCBCA”, “Ownership and Exchange Controls” and our notice of articles and articles, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summaries below are also qualified by provisions of applicable law.

Common Shares

As of September 30, 2022, there were 265,529,989 Common Shares issued and outstanding. As of September 30, 2022, we had approximately 125 record holders of our Common Shares.

General

Holders of Common Shares are entitled to one (1) vote per share on all matters upon which holders of shares are entitled to vote. Subject to the Business Corporations Act (British Columbia), or the BCBCA, and prior rights of the holders of preferred shares and any other class ranking senior to the Common Shares, the holders of Common Shares are entitled to receive dividends as, if and when declared by the board of directors. Subject to the prior rights of the holders of Special Shares and preferred shares, and any other class ranking senior to the Common Shares, in the event of our liquidation, dissolution or winding-up or other distribution of our assets among our shareholders, the holders of Common Shares will be entitled to share pro rata in the distribution of the balance of our assets. Holders of Common Shares will have no pre-emptive or conversion or exchange rights or other subscription rights. There are no redemption, retraction, purchase for cancellation or surrender provisions or sinking or purchase fund provisions applicable to Common Shares. There is no provision in the notice of articles and articles requiring holders of Common Shares to contribute additional capital, or permitting or restricting the issuance of additional securities of authorized share capital or any other material restrictions. The special rights or restrictions attached to Common Shares are subject to and may be adversely affected by, the rights attached to any series of preferred shares that the board of directors may designate in the future.

Transfer Agent and Registrar

The transfer agent for our Common Shares is Continental Stock Transfer & Trust Company.

Stock Exchange Listing

Our Common Shares are listed for trading on the Nasdaq Global Select Market under the symbol “TMC”.

Special Shares

As of September 30, 2022, there were issued and outstanding (a) 4,999,973 Class A Special Shares, (b) 9,999,853 Class B Special Shares, (c) 9,999,853 Class C Special Shares, (d) 19,999,855 Class D Special Shares, (e) 19,999,855 Class E Special Shares, (f) 19,999,855 Class F Special Shares, (g) 24,999,860 Class G Special Shares, (h) 24,999,860 Class H Special Shares, (i) 500,000 Class I Special Shares and (j) 741,000 Class J Special Shares.

Holders of Special Shares are not entitled to any voting rights, except as required under the BCBCA in certain circumstances, and are not entitled to receive dividends. Subject to the prior rights of the holders of preferred shares, in the event of our liquidation, dissolution or winding-up or other distribution of our assets among our shareholders, the holders of Special Shares will be entitled to receive an amount equal to $0.00000000001 per Special Share, or the Redemption Price. Holders of Special Shares have no pre-emptive or exchange rights or other subscription rights. There is no provision in our notice of articles and articles requiring holders of Special Shares to contribute additional capital. The special rights or restrictions attached to Special Shares are subject to and may be adversely affected by, the rights attached to any series of preferred shares that the board of directors may designate in the future. Our notice of articles and articles provide that the Special Shares may not be, directly or indirectly, sold, transferred, assigned, pledged, mortgaged, exchanged, hypothecated or encumbered without the prior approval of the board of directors, which shall only be given under certain circumstances specified in our notice or articles and articles, referred to herein as a Permitted Transfer. Notwithstanding the foregoing, any holder of Special Shares may, at any time, provide an irrevocable direction and agreement in favor of us that a proposed transfer shall be deemed not to be a Permitted Transfer and that irrevocable direction may provide that any other Permitted Transfer shall require that the transferee provide an identical type of irrevocable direction and agreement.

Subject to the provisions of the BCBCA, any Special Shares then outstanding shall be redeemed by us without any action on the part of the holders of Special Shares (i) at any time after the 15th year anniversary of the original issue date of the Special Shares or (ii) at any time after a Change of Control, in each case at the Redemption Price. For the purposes of our notice of articles and articles, “Change of Control” shall mean any transaction or series of related transactions (x) under which any person or one or more persons that are affiliates or that are acting as a “group” (as defined in Section 13(d)(3) of the Exchange Act), directly or indirectly, acquires or otherwise purchases (i) the Company or (ii) all or a material portion of assets, businesses or our Equity Securities (as defined below) or (y) that results, directly or indirectly, in our shareholders as of immediately prior to such transaction holding, in the aggregate, less than 50% of the voting Equity Securities immediately after the consummation thereof (excluding, for the avoidance of doubt, any Special Shares and the Common Shares issuable upon conversion thereof) (in the case of each of clause (x) and (y), whether by amalgamation, merger, consolidation, arrangement, tender offer, recapitalization, purchase or issuance of Equity Securities or otherwise), and “Equity Securities” shall refer to Common Shares, the preferred shares, Special Shares or any other class of shares or series thereof in our capital or similar interest us (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

The Special Shares will automatically convert into Common Shares on a one (1) for one (1) basis (unless adjusted as described below) upon the occurrence of the following events:

•	in the case of the Class A Special Shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the Common Shares trade on the principal securities exchange or securities market on which Common Shares are then traded for a price that is greater than or equal to $15.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the Common Shares that is greater than or equal to $15.00 per Common Share;

•	in the case of the Class B Special Shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the Common Shares trade on the principal securities exchange or securities market on which Common Shares are then traded for a price that is greater than or equal to $25.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the Common Shares that is greater than or equal to $25.00 per Common Share;

•	in the case of the Class C Special Shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the Common Shares trade on the principal securities exchange or securities market on which Common Shares are then traded for a price that is greater than or equal to $35.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the Common Shares that is greater than or equal to $35.00 per Common Share;

•	in the case of the Class D Special Shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the Common Shares trade on the principal securities exchange or securities market on which Common Shares are then traded for a price that is greater than or equal to $50.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the Common Shares that is greater than or equal to $50.00 per Common Share;

•	in the case of the Class E Special Shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the Common Shares trade on the principal securities exchange or securities market on which Common Shares are then traded for a price that is greater than or equal to $75.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the Common Shares that is greater than or equal to $75.00 per Common Share;

•	in the case of the Class F Special Shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the Common Shares trade on the principal securities exchange or securities market on which Common Shares are then traded for a price that is greater than or equal to $100.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the Common Shares that is greater than or equal to $100.00 per Common Share;

•	in the case of the Class G Special Shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the Common Shares trade on the principal securities exchange or securities market on which Common Shares are then traded for a price that is greater than or equal to $150.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the Common Shares that is greater than or equal to $150.00 per Common Share;

•	in the case of the Class H Special Shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the Common Shares trade on the principal securities exchange or securities market on which Common Shares are then traded for a price that is greater than or equal to $200.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the Common Shares that is greater than or equal to $200.00 per Common Share;

•	in the case of the Class I Special Shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the Common Shares trade on the principal securities exchange or securities market on which Common Shares are then traded for a price that is greater than or equal to $50.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the Common Shares that is greater than or equal to $50.00 per Common Share; and

•	in the case of the Class J Special Shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the Common Shares trade on the principal securities exchange or securities market on which Common Shares are then traded for a price that is greater than or equal to $12.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the Common Shares that is greater than or equal to $12.00 per Common Share.

No fractional Common Share will be issued upon the conversion of the Special Shares and no payment will be made to the holders of Special Shares in lieu thereof. Rather, the holders of Special Shares shall be entitled to the number of Common Shares determined by rounding the entitlement down to the nearest whole number.

In the event that the Common Shares are at any time sub-divided, consolidated, converted or exchanged for a greater or lesser number of shares of the same or another class, then appropriate adjustments will be made in the rights and conditions attaching to the Special Shares so as to preserve in all respects the benefits of the holders of Special Shares.

In the event of any merger, amalgamation, consolidation, arrangement, reorganization or other business combination involving the Company with another entity, other than a Change of Control, the holders of Special Shares will be entitled to receive, on conversion, such securities or other property as if on the effective date of the event they were registered holders of the number of Common Shares which such holders of Special Shares were entitled to receive upon conversion of their Special Shares.

DESCRIPTION OF PREFERRED SHARES

The following description of our preferred shares and the description of the terms of any particular series of preferred shares that we choose to issue hereunder are not complete. These descriptions are qualified in their entirety by reference to notice of articles and articles, both of which are included as exhibits to the registration statement of which this prospectus is a part.

We are authorized to issue an unlimited number of preferred shares, issuable in series. Accordingly, the board of directors is authorized, without shareholder approval but subject to the provisions of the BCBCA and notice of articles, to determine the maximum number of shares of each series, create an identifying name for each series and attach such special rights or restrictions, including dividend, liquidation and voting rights, as the board of directors may determine, and such special rights or restrictions, including dividend, liquidation and voting rights, may be superior to those of the Common Shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or discouraging potential acquisition proposals and might adversely affect the market price of the Common Shares and the voting and other rights of the holders of Common Shares. We have no current plan to issue any preferred shares.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred shares will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

•	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our common shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our common shares, preferred shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for our common shares and the number of our common shares to be received upon exercise of the warrants;

•	if applicable, the exercise price for our preferred shares, the number of preferred shares to be received upon exercise, and a description of that series of our preferred shares;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common shares, preferred shares and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units;

•	the governing law of the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The transfer agent and registrar for any warrants we offer will be set forth in the applicable prospectus supplement.

Outstanding Warrants

Public Warrants

As of September 30, 2022, there were an aggregate of 15,000,000 outstanding public warrants held of record by one holder, which entitle the holder to acquire Common Shares. Each whole public warrant entitles the registered holder to purchase one Common Share at an exercise price of $11.50 per share, subject to adjustment as discussed below, beginning on October 9, 2021. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Common Shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units, and only whole warrants will trade. Accordingly, unless you hold at least three units, you will not be able to receive or trade a whole warrant. The warrants will expire on September 9, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Common Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Common Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue a Common Share upon exercise of a warrant unless the Common Share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Common Share underlying such unit.

Redemptions

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the closing price of the Common Shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of the redemption is given to the warrant holder.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Common Shares may fall below the $18.00 redemption trigger price (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption Procedures and Cashless Exercise

If we call the warrants for redemption when the price per share of Common Shares equals or exceeds $18.00, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis” beginning on the third trading day prior to the date on which notice of the redemption is given to the holders of warrants. In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Common Shares issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Common Shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value and (B) 0.365. The “fair market value” will mean the average closing price of the Common Shares for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Common Shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management team does not take advantage of this option, the permitted transferees of Sustainable Opportunities Holdings LLC would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Common Shares issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments

If the number of outstanding Common Shares is increased by a capitalization or share dividend payable in Common Shares, or by a split-up of common shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of Common Shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding common shares. A rights offering made to all or substantially all holders of common shares entitling holders to purchase Common Shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Common Shares equal to the product of (i) the number of Common Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Shares) and (ii) one minus the quotient of (x) the price per Common Shares paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Common Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Common Shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of Common Shares on account of such shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Common Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Common Shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, or (c) to satisfy the redemption rights of the holders of Common Shares in connection with the Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Shares in respect of such event.

If the number of outstanding Common Shares is decreased by a consolidation, combination, reverse share split or reclassification of share of Common Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Common Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Common Shares.

Whenever the number of Common Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Common Shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Common Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Common Shares (other than those described above or that solely affects the par value of such Common Shares), or in the case of any merger or consolidation of with or into another company (other than a consolidation or merger in which we are the continuing company and that does not result in any reclassification or reorganization of our outstanding Common Shares), or in the case of any sale or conveyance to another company or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Common Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Shares in such a transaction is payable in the form of Common Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty (30) days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in SOAC’s prospectus for its initial public offering, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrant holders do not have the rights or privileges of holders of Common Shares and any voting rights until they exercise their warrants and receive Common Shares.

No fractional warrants will be issued upon separation of the units and only whole warrants will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Common Shares to be issued to the warrant holder.

Warrant Agent and Registrar

The warrant agent for our public warrants is Continental Stock Transfer & Trust Company.

Stock Exchange Listing

Our public warrants are listed for trading on the Nasdaq Global Select Market under the symbol “TMCWW”.

Private Placement Warrants

As of September 30, 2022, there were 9,500,000 private placement warrants outstanding held of record by 32 holders. The private placement warrants (including the Common Shares issuable upon exercise of the private placement warrants) were not transferable, assignable or salable until October 9, 2021, except pursuant to limited exceptions to our officers and directors and other persons or entities affiliates with the initial purchasers of the private placement warrants, and they are not redeemable by us, except as described above when the prices per share of Common Shares equals or exceeds $10.00, so long as they are held by SOAC or its permitted transferees. SOAC, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than SOAC or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.

Except as described above regarding redemption procedures and cashless exercise in respect of the public warrants, if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the Common Shares for the ten (10) trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Allseas Warrant

On March 4, 2021, DeepGreen issued a warrant to Allseas Group S.A., or the Allseas Warrant, which shall vest upon successful completion of a prescribed project, referred to as the PMTS, and become exercisable for a maximum of 11,578,620 Common Shares (as it may be adjusted based on the formula described therein) at a purchase price of $0.01 per share. A maximum of 11.6 million warrants to purchase common shares will vest if the PMTS is completed by September 30, 2023, gradually decreasing to 5.8 million warrants to purchase Common Shares if PMTS is completed after September 30, 2025. The Allseas Warrant shall vest only upon (and not before) the successful completion of PMTS and will expire on September 30, 2026.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue units consisting of debt securities, common shares, preferred shares, or warrants, for the purchase of common shares and/or preferred shares in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below;

•	the governing law of the unit agreement; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

We may issue units in such amounts and in such numbers of distinct series as we determine.

The provisions described in this section, as well as those described under “Description of Common Shares and Special Shares,” “Description of Preferred Shares,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit, as applicable, and to any common share, preferred share or warrant included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

CERTAIN IMPORTANT PROVISIONS OF THE NOTICE OF ARTICLES AND ARTICLES AND THE BCBCA

The following is a summary of certain important provisions of our Articles and certain related sections of the BCBCA. Please note that this is only a summary and is not intended to be exhaustive. This summary is subject to, and is qualified in its entirety by reference to, the provisions of our Articles and the BCBCA.

Stated Objects or Purposes

The notice of articles and articles do not contain stated objects or purposes and do not place any limitations on the business that we may carry on.

Directors

Power to vote on matters in which a director is materially interested. Under the BCBCA, a director or senior officer of a company is liable to account to the company for any profit that accrues to the director or senior officer under or as a result of a contract or transaction in which the director or officer holds a disclosable interest if the contract or transaction is material to the company, the company has entered, or proposes to enter, into the contract or transaction, and either the director or senior officer has a material interest in the contract or transaction or is a director or senior officer of, or has a material interest in, a person who has a material interest in the contract or transaction, unless otherwise provided for in the BCBCA. A director or senior officer does not hold a disclosable interest in a contract or transaction if the contract or transaction: (i) is an arrangement by way of security granted by the company for money loaned to, or obligations undertaken by, the director or senior officer, or a person in whom the director or senior officer has a material interest, for the benefit the company or for one of our affiliates’ benefit; (ii) relates to an indemnity or insurance permitted under the BCBCA; (iii) relates to the remuneration of the director or senior officer in his or her capacity as director, officer, employee or agent of the company or of one of its affiliates; (iv) relates to a loan to the company and the director or senior officer, or a person in whom the director or senior officer has a material interest, is the guarantor of some or all of the loan; or (v) is with a company that is affiliated to the company and the director or senior officer is also a director or senior officer of that company or an affiliate of that company.

A director or senior officer who holds a disclosable interest may also be liable to account to the company for any profit that accrues to the director or senior officer under or as a result of a contract or transaction in which the director or senior officer holds a disclosable interest, unless the contract or transaction is: (i) approved by the other non-interested directors (unless all directors have a disclosable interest) or by a special resolution of the shareholders, after the nature and extent of the disclosable interest has been disclosed to the directors or shareholders, as applicable, or (ii) the contract or transaction was entered into before the individual became a director or senior officer, the disclosable interest was disclosed to the other directors or shareholders and the director or senior officer who holds the disclosable interest does not vote on any decision or resolution touching on the contract or transaction. Directors and senior officers are also required to comply with certain other relevant provisions of the BCBCA regarding conflicts of interest. A director who holds such disclosable interest in respect of any material contract or transaction into which the company has entered or propose to enter may be required to absent himself or herself from the meeting while discussions and voting with respect to the matter are taking place.

Directors’ power to determine the remuneration of directors. The remuneration of our directors, if any, may be determined by our directors subject to our Articles. The remuneration may be in addition to any salary or other remuneration paid to any of our employees (including executive officers) who are also directors.

Number of shares required to be owned by a director. Our Articles do not and the BCBCA does not provide that a director is required to hold any of Common Shares as a qualification for holding his or her office.

Shareholder Meetings

Subject to applicable exchange requirements, and the BCBCA, we will have to hold a general meeting of our shareholders at least once every year at a time and place determined by our board of directors, provided that the meeting must not be held later than 15 months after the preceding annual general meeting, unless an extension is obtained. A meeting of our shareholders may be held anywhere in or outside British Columbia. The board of directors may also determine that shareholders may attend a meeting of shareholders by means of telephone, electronic or other communications facilities that permit all participants to communicate with each other during the meeting.

A notice to convene a meeting, specifying the date, time and location of the meeting, and, where a meeting is to consider special business, the general nature of the special business, among other things, must be sent to each shareholder entitled to attend the meeting and to each director and the auditors, so long that the company is a public company, not less than 21 days and no more than two months prior to the meeting, although, as a result of applicable securities laws, the minimum time for notice is effectively longer in most circumstances. Under the BCBCA, shareholders entitled to notice of a meeting may waive or reduce the period of notice for that meeting, provided applicable securities laws are met. The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any person entitled to notice does not invalidate any proceedings at that meeting.

A quorum for meetings of shareholders is present if at least two shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to vote at the meeting, are present in person or represented by proxy at the meeting. If a quorum is not present within one half hour from the time set for the opening of any meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place, unless the meeting was requisitioned by shareholders, in which case the meeting is dissolved.

Holders of Common Shares are entitled to attend and vote at meetings of our shareholders except meetings at which only holders another class of shares are entitled to vote. Except as otherwise provided with respect to any particular series of preferred shares or Special Shares, and except as otherwise required by law, the holders of our preferred shares and/or Special Shares are not entitled to vote at any meetings of our shareholders. Our directors and officers, our auditor and any other persons invited by our directors or the chair of the meeting are entitled to attend any meeting of our shareholders but will not be counted in the quorum or be entitled to vote at the meeting unless he or she is a shareholder or proxyholder entitled to vote at the meeting.

Shareholder Proposals and Advance Notice Procedures

Under the BCBCA, qualified shareholders holding at least either (i) 1% of the Common Shares or (ii) Common Shares with a fair market value in excess of CAD$2,000 may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting. To be a qualified shareholder, a shareholder must currently be and have been a registered or beneficial owner of at least one Common Share for at least two years before the date of signing the proposal.

Certain advance notice provisions with respect to the election of our directors are included in the notice of articles and articles, referred to herein as the Advance Notice Provisions. The Advance Notice Provisions are intended to: (i) facilitate orderly and efficient annual general meetings or, where the need arises, special meetings; (ii) ensure that all shareholders receive adequate notice of board nominations and sufficient information with respect to all nominees; and (iii) allow shareholders to register an informed vote. Only persons who are nominated in accordance with the Advance Notice Provisions will be eligible for election as directors at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors.

Under the Advance Notice Provisions, a shareholder wishing to nominate a director would be required to provide us notice, in the prescribed form, within the prescribed time periods. These time periods include, (i) in the case of an annual meeting of shareholders (including annual and special meetings), not less than 30 days prior to the date of the annual meeting of shareholders; provided, that if the first public announcement of the date of the annual meeting of shareholders, referred to herein as the Notice Date, is less than 50 days before the meeting date, not later than the close of business on the 10th day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes electing directors, not later than the close of business on the 15th day following the Notice Date.

These provisions could have the effect of delaying until the next shareholder meeting the nomination of certain persons for director that are favored by the holders of a majority of our outstanding voting securities.

Forum Selection

The notice of articles and articles include a forum selection provision that provides that, unless we consent in writing to the selection of an alternative forum, the Supreme Court of British Columbia, Canada and the appellate courts therefrom, are the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to our company; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the BCBCA or the notice of articles and articles (as each may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the relationships among us, our affiliates and our respective shareholders, directors and/or officers, but excluding claims related to our business or of such affiliates. The forum selection provision also provides that our securityholders are deemed to have consented to personal jurisdiction in the Province of British Columbia and to service of process on their counsel in any foreign action initiated in violation of the foregoing provisions. This provision does not apply to suits brought to enforce any duty or liability created by the Securities Act or the Exchange Act, or the rules and regulations thereunder.

For claims brought under the Securities Act, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder and the notice of articles and articles provides that the federal district courts of the United States of America, to the fullest extent permitted by law, are the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, referred to herein as the Federal Forum Provision. Application of the Federal Forum Provision means that suits brought by our shareholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, actions by our shareholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. Our shareholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in any of Common Shares shall be deemed to have notice of and consented to the aforementioned forum selection provisions, including the Federal Forum Provision. Additionally, our shareholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. These provisions may limit our shareholders’ ability to bring a claim in a judicial forum they find favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provision contained in the notice of articles and articles to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Limitation of Liability and Indemnification

Under the BCBCA, a company may indemnify: (i) a current or former director or officer of that company; (ii) a current or former director or officer of another company if, at the time such individual held such office, such company was an affiliate of the company, or if such individual held such office at the company’s request; or (iii) an individual who, at the request of the company, held, or holds, an equivalent position in another entity, or an indemnifiable person, against all judgments, penalties or fines, or amounts paid to settle a proceeding or an action, in respect of any legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, or an eligible proceeding, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct in respect of which proceeding was brought was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles or by applicable law. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred, subject to the indemnifiable person providing an undertaking that such person will repay the amounts advanced if it is ultimately determined that the payment of such expenses is prohibited by the BCBCA.

OWNERSHIP AND EXCHANGE CONTROLS

There is no limitation imposed by Canadian law or by the notice of articles and articles on the right of a non-resident to hold or vote Common Shares, other than discussed below.

Competition Act

Limitations on the ability to acquire and hold Common Shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition, or the Commissioner, to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in us. This legislation grants the Commissioner jurisdiction, for up to one year after the acquisition has been substantially completed, to challenge this type of acquisition by seeking a remedial order, including an order to prohibit the acquisition or require divestitures, from the Canadian Competition Tribunal, which may be granted where the Competition Tribunal finds that the acquisition substantially prevents or lessens, or is likely to substantially prevent or lessen, competition.

This legislation also requires any person or persons who intend to acquire more than 20% of our voting shares or, if such person or persons already own more than 20% of our voting shares prior to the acquisition, more than 50% of our voting shares, to file a notification with the Canadian Competition Bureau if certain financial thresholds are exceeded. Where a notification is required, unless an exemption is available, the legislation prohibits completion of the acquisition until the expiration of the applicable statutory waiting period, unless the Commissioner either waives or terminates such waiting period or issues an advance ruling certificate. The Commissioner’s review of a notifiable transaction for substantive competition law considerations may take longer than the statutory waiting period.

Investment Canada Act

The Investment Canada Act requires each “non Canadian” (as defined in the Investment Canada Act) who acquires “control” of an existing “Canadian business,” to file a notification in prescribed form with the responsible federal government department or departments not later than 30 days after closing, provided the acquisition of control is not a reviewable transaction under the Investment Canada Act. Subject to certain exemptions, a transaction that is reviewable under the Investment Canada Act may not be implemented until an application for review has been filed and the responsible Minister of the federal cabinet has determined that the investment is likely to be of “net benefit to Canada” taking into account certain factors set out in the Investment Canada Act. Under the Investment Canada Act, an investment in Common Shares by a non-Canadian who is an investor originating from a country with which Canada has a free trade agreement, including a United States investor, and is not a state-owned enterprise, would be reviewable only if it were an investment to acquire control of us pursuant to the Investment Canada Act and our enterprise value (as determined pursuant to the Investment Canada Act and its regulations) was equal to or greater than the amount specified, which is currently CAD$1.711 billion. For most other investors who are not state-owned enterprises the threshold is currently CAD$1.141 billion for 2022.

The Investment Canada Act contains various rules to determine if there has been an acquisition of control. Generally, for purposes of determining whether an investor has acquired control of a corporation by acquiring shares, the following general rules apply, subject to certain exceptions: the acquisition of a majority of the undivided ownership interests in the voting shares of the corporation is deemed to be acquisition of control of that corporation; the acquisition of less than a majority, but one-third or more, of the voting shares of a corporation or of an equivalent undivided ownership interest in the voting shares of the corporation is presumed to be acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of voting shares; and the acquisition of less than one-third (1/3) of the voting shares of a corporation or of an equivalent undivided ownership interest in the voting shares of the corporation is deemed not to be acquisition of control of that corporation.

Under the national-security-review regime in the Investment Canada Act, review on a discretionary basis may also be undertaken by the federal government in respect to a much broader range of investments by a non-Canadian to “acquire, in whole or part, or to establish an entity carrying on all or any part of its operations in Canada.” No financial threshold applies to a national-security review. The relevant test is whether such investment by a non-Canadian could be “injurious to national security.” The responsible ministers have broad discretion to determine whether an investor is a non-Canadian and therefore subject to national-security review. Review on national-security grounds is at the discretion of the responsible ministers, and may occur on a pre- or post-closing basis.

Certain transactions relating to Common Shares will generally be exempt from the Investment Canada Act, subject to the federal government’s prerogative to conduct a national-security review, including:

•	the acquisition of Common Shares by a person in the ordinary course of that person’s business as a trader or dealer in securities;

•	the acquisition of control of us in connection with the realization of security granted for a loan or other financial assistance and not for any purpose related to the provisions of the Investment Canada Act; and

•	the acquisition of control of us by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of us, through ownership of Common Shares, remains unchanged.

Other

There is no law, governmental decree or regulation in Canada that restricts the export or import of capital, or that would affect the remittance of dividends (if any) or other payments by us to non-resident holders of Common Shares, other than withholding tax requirements.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax considerations applicable to you if you are a U.S. Holder (as defined below) of our Common Shares and/or public warrants. This discussion addresses only those U.S. Holders that hold our Common Shares and/or public warrants as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code (generally property held for investment). This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their particular circumstances, or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	mutual funds;

•	pension plans;

•	S corporations;

•	broker-dealers;

•	traders in securities that elect mark-to-market treatment;

•	regulated investment companies;

•	real estate investment trusts;

•	trusts and estates;

•	tax-exempt organizations (including private foundations);

•	investors that hold our Common Shares or public warrants as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes;

•	investors subject to the alternative minimum tax provisions of the Code;

•	U.S. Holders that have a functional currency other than the U.S. dollar;

•	U.S. expatriates or former long-term residents of the United States;

•	investors subject to the U.S. “inversion” rules;

•	U.S. Holders owning or considered as owning (directly, indirectly, or through attribution) 5% (measured by vote or value) or more of our Common Shares;

•	persons that acquired our Common Shares or public warrants pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation as compensation;

•	controlled foreign corporations;

•	accrual method taxpayers that file applicable financial statements as described in Section 451(b) of the Code;

•	passive foreign investment companies (except to the limited extent provided herein); and

•	persons who are not U.S. Holders, all of whom may be subject to tax rules that differ materially from those summarized below.

This summary does not discuss any state, local, or non-U.S. tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax or the Medicare tax on net investment income. If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Common Shares or public warrants the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and the partner and certain determinations made at the partner level. If you are a partner of a partnership holding Common Shares or public warrants, you are urged to consult your tax advisor regarding the tax consequences to you of the ownership and disposition of Common Shares or public warrants by the partnership.

This summary is based upon the Code, the U.S. Department of Treasury regulations, or Treasury Regulations, current administrative interpretations and practices of the Internal Revenue Service, or IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax considerations described below.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Common Shares or public warrants, as the case may be, that is:

•	an individual who is a U.S. citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Tax Consequences of Ownership and Disposition of Common Shares and Public Warrants

Dividends and Other Distributions on Common Shares

Subject to the PFIC rules discussed below under the heading “- Passive Foreign Investment Company Rules,” distributions on Common Shares will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of the Company’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Common Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Shares and will be treated as described below under the heading “- Tax Consequences of Ownership and Disposition of Common Shares and Public Warrants - Sale, Taxable Exchange or Other Taxable Disposition of Common Shares and Public Warrants.” The amount of any such distribution will include any amounts withheld by us (or another applicable withholding agent) in respect of Canadian income taxes. Any amount treated as dividend income will be treated as foreign-source dividend income. Amounts treated as dividends that the Company pays to a U.S. Holder that is a taxable corporation generally will be taxed at regular rates and will not qualify for the dividends received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate only if Common Shares are readily tradable on an established securities market in the United States or the Company is eligible for benefits under an applicable tax treaty with the United States, and the Company is not treated as a PFIC with respect to such U.S. Holder at the time the dividend was paid or in the preceding year and provided certain holding period requirements are met. The amount of any dividend distribution paid in Canadian dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to applicable limitations, non-refundable Canadian income taxes withheld from dividends on Common Shares at a rate not exceeding the rate provided by the applicable treaty with the United States will be eligible for credit against the U.S. treaty beneficiary’s U.S. federal income tax liability. The rules governing foreign tax credits are complex and U.S. Holders are urged to consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may deduct foreign taxes, including any Canadian income tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale, Taxable Exchange or Other Taxable Disposition of Common Shares and Public Warrants

Subject to the PFIC rules discussed below under the heading “- Passive Foreign Investment Company Rules,” upon any sale, exchange or other taxable disposition of Common Shares or public warrants, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of (x) the amount cash and (y) the fair market value of any other property, received in such sale, exchange or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in such Common Shares or public warrants, in each case as calculated in U.S. dollars. If a U.S. Holder acquired such Common Shares or public warrants as part of a unit, the adjusted tax basis in the Common Shares or public warrants will be the portion of the acquisition cost allocated to the shares or warrants, respectively, or if such Common Shares were received upon exercise of public warrants, the initial basis of the Common Shares upon exercise of public warrants (generally determined as described below in “- Tax Consequences of Ownership and Disposition of Common Shares and Public Warrants - Exercise or Lapse of a Public Warrant”). Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Common Shares exceeds one (1) year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations. This gain or loss generally will be treated as U.S. source gain or loss.

Exercise or Lapse of a Public Warrant

A U.S. Holder generally will not recognize taxable gain or loss on the acquisition of a Common Share upon exercise of a public warrant for cash. The U.S. Holder’s tax basis in the Common Share received upon exercise of the public warrant generally will be an amount equal to the sum of the U.S. Holder’s initial investment in the public warrant (i.e., its tax basis, calculated in U.S. dollars) and the exercise price. The U.S. Holder’s holding period for a Common Share received upon exercise of the of a public warrant will begin on the day following the date of exercise (or possibly the date of exercise) of the public warrant and will not include the period during which the U.S. Holder held the public warrant. If a public warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the warrant (calculated in U.S. dollars). Such loss will be long-term if the warrant has been held for more than one (1) year.

The tax consequences of a cashless exercise of a public warrant are not clear under current tax law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the shares of Common Shares received generally should equal the U.S. Holder’s tax basis in the public warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the Common Shares would be treated as commencing on the date of exercise of the public warrant or the day following the date of exercise of the public warrant. If the cashless exercise were treated as a recapitalization, the holding period of the shares of Common Shares received would include the holding period of the public warrant.

It is also possible that a cashless exercise may be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder may be deemed to have surrendered a number of public warrants having a value equal to the exercise price for the total number of public warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the public warrants deemed surrendered and the U.S. Holder’s tax basis in the public warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the shares of Common Shares received would equal the sum of the U.S. Holder’s tax basis in the public warrants exercised, and the exercise price of such public warrants. It is unclear whether a U.S. Holder’s holding period for the shares of Common Shares would commence on the date of exercise of the public warrant or the day following the date of exercise of the public warrant; in either case, the holding period will not include the period during which the U.S. Holder held the public warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the shares of Common Shares received, there can be no assurance as to which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

If the Company redeems public warrants for cash or if the Company purchases public warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “- Tax Consequences of Ownership and Disposition of Common Shares and Public Warrants - Sale, Taxable Exchange or Other Taxable Disposition of Common Shares and Public Warrants.”

Adjustment to Exercise Price

Under Section 305 of the Code, if certain adjustments are made (or not made) to the number of shares to be issued upon the exercise of a public warrant or to the public warrant’s exercise price, a U.S. Holder may be deemed to have received a constructive distribution with respect to the warrant, which could result in adverse consequences for the U.S. Holder, including the inclusion of dividend income (with the consequences generally as described above under the heading “- Tax Consequences of Ownership and Disposition of Common Shares and Public Warrants - Dividends and Other Distributions on Common Shares”). The rules governing constructive distributions as a result of certain adjustments with respect to a public warrant are complex, and U.S. Holders are urged to consult their tax advisors on the tax consequences any such constructive distribution with respect to a public warrant.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of Common Shares and public warrants could be materially different from that described above if the Company is treated as a PFIC for U.S. federal income tax purposes.

If the Company is a PFIC for any taxable year, U.S. Holders of Common Shares or public warrants may be subject to adverse U.S. federal income tax consequences with respect to dispositions of, and distributions with respect to Common Shares, and may be subject to additional reporting requirements.

A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income, or the Income Test or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income, or the Asset Test. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Based on our initial assessment, we do not believe that the Company was classified as a PFIC for U.S. federal income tax purposes for the taxable year ending December 31, 2021. However, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you that the IRS will not take a contrary position. Furthermore, whether the Company is classified as a PFIC is a factual determination that must be made annually after the close of each taxable year. Accordingly, there can be no assurance with respect to the Company’s status as a PFIC for the current or any future taxable year. Although PFIC status is generally determined annually, if the Company is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Common Shares and the U.S. Holder did not make either a qualifying electing fund, or QEF, election or a mark-to-market election, or collectively, the PFIC Elections, for the first taxable year of the Company in which it was treated as a PFIC, and in which the U.S. Holder held (or was deemed to hold) such shares, or such U.S. Holder does not otherwise make an applicable purging election described below, such U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Common Shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Common Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Common Shares).

Under these rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Common Shares;

•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, and to any period in the U.S. Holder’s holding period before the first day of the Company’s first taxable year in which the Company is a PFIC, will be taxed as ordinary income;

•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC Elections

In general, if the Company is determined to be a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of Common Shares by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of the Company’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. Holder in which or with which the Company’s taxable year ends and each subsequent taxable year. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. If the Company determines that it is a PFIC, the Company intends to provide the information necessary for U.S. Holders to make or maintain a QEF election, including information necessary to determine the appropriate income inclusion amounts for purposes of the QEF election. However, there is also no assurance that the Company will have timely knowledge of its status as a PFIC in the future or of the required information to be provided.

Alternatively, if the Company is a PFIC and Common Shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to such shares for the first taxable year in which it holds (or is deemed to hold) Common Shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Common Shares at the end of such year over its adjusted basis in its Common Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Common Shares over the fair market value of its Common Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Common Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Common Shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to public warrants.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including the Nasdaq (on which Common Shares are intended to be listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Common Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Common Shares under their particular circumstances.

The application of the PFIC rules to public warrants is unclear. A proposed Treasury Regulation issued under these rules generally treats an “option” (which would include a public warrant) to acquire the stock of a PFIC as stock of the PFIC, while a final Treasury Regulation issued under these rules provides that the holder of an option is not entitled make the PFIC Elections. Another proposed Treasury Regulation provides that for purposes of the PFIC rules, stock acquired upon the exercise of an option will be deemed to have a holding period that includes the period the U.S. Holder held the public warrants. As a result, if the proposed Treasury Regulations were to apply, and a U.S. Holder were to sell or otherwise dispose of such public warrants (other than upon exercise of such public warrants for cash) and the Company was a PFIC at any time during the U.S. Holder’s holding period of such public warrants, any gain recognized generally would be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such public warrants properly makes and maintains a QEF election with respect to the newly acquired Common Shares (or has previously made a QEF election with respect to Common Shares), the QEF election will apply to the newly acquired Common Shares. Notwithstanding such QEF election, if the proposed Treasury Regulations were to apply, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, would continue to apply with respect to such newly acquired Common Shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the public warrants), unless the U.S. Holder makes a purging election under the PFIC rules described in the following paragraph.

If the Company is treated as a PFIC and a U.S. Holder failed or was unable to timely make a PFIC Election for prior periods, a U.S. Holder might seek make a purging election to rid the Common Shares of the PFIC taint. A purging election might be desirable if, for example, a U.S. Holder misses the deadline for filing a QEF election for a prior period, or if the Common Shares were acquired through the exercise of public warrants with a holding period that includes the period the warrants were held, either as a result of the application of the proposed Treasury Regulations, or because the Common Shares are acquired through a cashless exercise that is treated as a recapitalization. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. Under another type of purging election, the Company will be deemed to have made a distribution to the U.S. Holder of such U.S. Holder’s pro rata share of the Company’s earnings and profits as determined for U.S. federal income tax purposes. In order for the U.S. Holder to make the second election, the Company must also be determined to be a “controlled foreign corporation” as defined by the Code (which is not currently expected to be the case). As a result of either purging election, the U.S. Holder will have a new basis and holding period in the Common Shares acquired upon the exercise of the public warrants solely for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

Related PFIC Rules

If the Company is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if the Company receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC, or the U.S. Holder otherwise was deemed to have disposed of an interest in the lower-tier PFIC. In certain circumstances, a U.S. Holder may make a QEF election with respect to any lower-tier PFIC.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Common Shares and public warrants are urged to consult their own tax advisors concerning the application of the PFIC rules to the Company’s securities under their particular circumstances.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable to you depending upon your particular situation. You are urged to consult your own tax advisor with respect to the tax consequences to you of the ownership and disposition of our Common Shares and public warrants including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date of this prospectus, a summary of the principal Canadian federal income tax considerations pursuant to the Income Tax Act (Canada) and the regulations thereunder, (the “Tax Act”) that generally apply to the acquisition, holding or disposition of Common Shares and public warrants by a person who is neither resident nor deemed to be resident in Canada for purposes of the Tax Act and acquires a beneficial interest in Common Shares or public warrants, (a “Non-Resident Holder”).

This summary applies only to a Non-Resident Holder who, at all relevant times, for purposes of the Tax Act:

•	holds Common Shares or public warrants as capital property;

•	does not, and is not deemed to, use or hold Common Shares or public warrants in the course of carrying on a business in Canada; and

•	deals at arm’s length and is not affiliated with us.

Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on an insurance business in Canada and elsewhere.

This summary is based on the current provisions of the Tax Act, all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) made publicly available prior to the date hereof. This summary assumes the Tax Proposals will be enacted in the form proposed, however, no assurance can be given that the Tax Proposals will be enacted in the form proposed, or at all. Except for the Tax Proposals, this summary does not take into account or anticipate any changes in law or administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial action, nor does it take into account other federal or any provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from those discussed herein.

Generally, for the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Common Shares and public warrants (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars. Amounts denominated in U.S. dollars must be converted into Canadian dollars using the applicable rate of exchange (for the purposes of the Tax Act) quoted by the Bank of Canada on the date such amounts arose, or such other rate of exchange as is acceptable to the CRA.

This summary is not exhaustive of all possible Canadian federal income tax considerations that apply to an investment in Common Shares and public warrants. Moreover, the income and other tax consequences of acquiring, holding or disposing of Common Shares or public warrants will vary depending on an investor’s particular circumstances. Accordingly, this summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any investor. Consequently, investors should consult their own tax advisors for advice with respect to the income tax consequences of an investment in Common Shares and public warrants based on their particular circumstances.

Adjusted Cost base of Common Shares

The adjusted cost base to a Non-Resident Holder of a Common Share acquired pursuant to this offering will be determined by averaging the cost of that Common Share with the adjusted cost base (determined immediately before the acquisition of the Common Share) of all other Common Shares held as capital property by the Non-Resident Holder immediately prior to such acquisition.

Exercise of Public Warrants

No gain or loss will be realized by a Non-Resident Holder upon the exercise of a public warrant to acquire a Common Share. A Non-Resident Holder’s cost of a Common Share so acquired will equal the aggregate of such Non-Resident Holder’s adjusted cost base of the public warrant exercised plus the exercise price paid for such Common Share. The Non-Resident Holder’s adjusted cost base of such Common Share will be determined by averaging the cost of the Common Share with the adjusted cost base (determined immediately before the acquisition of the Common Share) of all other Common Shares held as capital property by such Non-Resident Holder immediately prior to such acquisition.

Dividends on Common Shares

Every Non-Resident Holder is liable to pay a Canadian withholding tax on every dividend that is or is deemed to be paid or credited to the Non-Resident Holder on the Non-Resident Holder’s Common Shares. The statutory rate of withholding tax is 25% of the gross amount of the dividend paid. Generally, the Canada - United States Tax Convention (1980), as amended (the “Treaty”) reduces the statutory rate with respect to dividends paid to a Non-Resident Holder who is resident in the U.S. for purposes of the Treaty, the beneficial owner of such dividends, and entitled to benefits under the Treaty, to 15% of the gross amount of the dividend. The Company is required to withhold the applicable tax from dividends payable to the Non-Resident Holder, and to remit the tax to the Receiver General of Canada for the account of the Non-Resident Holder.

Dispositions of Common Shares and Public Warrants

A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of Common Shares (other than a disposition to us, which may result in a deemed dividend, unless purchased by us in the open market in the manner in which Common Shares are normally purchased by any member of the public in the open market, in which case other considerations may arise) or public warrants, unless the Common Shares or public warrants are “taxable Canadian property” of the Non-Resident Holder for purposes of the Tax Act and the Non-Resident Holder is not entitled to relief under the Treaty.

Generally, the Common Shares and public warrants will not constitute “taxable Canadian property” of a Non-Resident Holder at a particular time provided that the Common Shares are listed at that time on a “designated stock exchange” for purposes of the Tax Act (which currently includes the Nasdaq), unless, at any particular time during the 60-month period that ends at that time, both of the following are true:

1.	(a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder does not deal with at arm’s length, (c) partnerships in which the Non-Resident Holder or a person described in (b) holds an interest directly or indirectly through one or more partnerships, or (d) any combination of (a) to (c), owned 25% or more of the issued shares of any class or series of our capital stock; and

2.	more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of: (a) real or immovable properties situated in Canada, (b) “Canadian resource properties” (as defined in the Tax Act), (c) “timber resource properties” (as defined in the Tax Act), and (d) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists.

NOTWITHSTANDING THE FOREGOING, IN CERTAIN CIRCUMSTANCES SET OUT IN THE TAX ACT, COMMON SHARES AND PUBLIC WARRANTS MAY BE DEEMED TO BE TAXABLE CANADIAN PROPERTY. NON-RESIDENT HOLDERS WHOSE COMMON SHARES OR PUBLIC WARRANTS MAY CONSTITUTE TAXABLE CANADIAN PROPERTY SHOULD CONSULT THEIR OWN TAX ADVISORS.

LEGAL MATTERS

Fasken Martineau DuMoulin LLP, or Fasken, has passed upon the validity of the securities offered by this prospectus and certain other legal matters related to Canadian law. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., or Mintz, has passed upon the validity of certain other legal matters. Fasken and Mintz own 14,630 and 36,361 Common Shares, respectively.

EXPERTS

The financial statements of TMC the metals company Inc. as of December 31, 2021 and 2020 and for the years then ended have been incorporated by reference herein and in the registration statement in reliance on the report of Ernst & Young LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.metals.co. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus. We include our website address in this prospectus only as an inactive textual reference. Information contained in our website does not constitute a part of this prospectus or our other filings with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 that we filed with the SEC on March 25, 2022;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 that we filed with the SEC on May 9, 2022 and August 15, 2022;

•	our Current Reports on Form 8-K and amendments thereto that we filed with the SEC on February 10, 2022, March 17, 2022, June 2, 2022, August 15, 2022, October 3, 2022 and October 12, 2022 (other than any portion of such filings that are furnished under applicable SEC rules rather than filed);

•	the description of our Common Shares contained in our Registration Statement on Form 8-A filed with the SEC on September 10, 2021, including any amendment or report filed for the purpose of updating such description; and

•	all reports and other documents subsequently filed by us with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

The SEC file number for each of the documents listed above is 001-39281.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

TMC the metals company Inc.

595 Howe Street, 10 Floor

Vancouver, British Columbia

V6C 2T5

(574) 252-9333

You may also access these documents on our website, www.metals.co. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

TMC THE METALS COMPANY INC.

18,961,540 Common Shares

Class A Warrants to Purchase 9,480,770 Common Shares

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PROSPECTUS SUPPLEMENT
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August 14, 2023